Exhibit 10.9.1

COCA-COLA ENTERPRISES, INC.

LEGACY LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective December 14, 2010)

I.	Purpose

The purpose of this Coca-Cola Enterprises, Inc. Legacy Long-Term Incentive Plan (the “Plan”) is to comply with the Business Separation and Merger Agreement (the “Merger Agreement”) between Coca-Cola Enterprises Inc. (“Former CCE”), International CCE, Inc., The Coca-Cola Company and Cobalt Subsidiary LLC, pursuant to which Former CCE was merged with and into Cobalt Subsidiary LLC, which is wholly-owned by The Coca-Cola Company (the “Merger”) and whereby International CCE Inc. (“New CCE” or the “Company”) along with Former CCE’s subsidiaries outside of the United States, Canada, the British Virgin Islands, the United States Virgin Islands and/or the Cayman Islands split-off from Former CCE to become a separate company, organized under the laws of the state of Delaware and whose shares of common stock are traded on the New York Stock Exchange (“the Business Separation”). Pursuant to the Merger Agreement, New CCE agreed that all awards of stock options, restricted stock, restricted stock units, deferred stock units, performance stock units and any other share-based awards over shares of Former CCE’s common stock granted to employees who are not North American Business Holders (as defined in Section 2.4(g)(i) of the Merger Agreement) under one or more of the plans listed in Section II of this Plan (collectively referred to as “Awards”) outstanding immediately prior to the Effective Time (as defined in Section 2.3 of the Merger Agreement) would be replaced with awards over shares of New CCE’s common stock (“Shares”).

II.	CCE Plans

Any Awards held by Former CCE employees (including directors and consultants, as applicable under the CCE Plans) other than North American Business Holders granted under one or more of the below plans or sub-plans (collectively, the “CCE Plans”) outstanding immediately prior to the Effective Time will be assumed by New CCE and converted into an award over New CCE Shares based on an exchange ratio determined in accordance with the terms of the Merger Agreement:

1.	Coca-Cola Enterprises Inc. 1997 Stock Option Plan, as attached hereto as Exhibit A, including the following sub-plans:

(i)	1997 Stock Option Plan for French Employees

(ii)	Rules of the Coca-Cola Enterprises Inc. UK Approved Stock Option Sub-Plan;

3.	Coca-Cola Enterprises Inc. 1999 Stock Option Plan, as attached hereto as Exhibit B;

4.	Coca-Cola Enterprises Inc. 2001 Stock Option Plan (As Amended and Restated Effective April 24, 2007), as attached hereto as Exhibit C, including the following sub-plans:

(i)	2001 Stock Option Plan for French Employees

(ii)	Rules of the Coca-Cola Enterprises Inc. UK 2002 Approved Stock Option Sub-Plan;

5.	Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan, as attached hereto as Exhibit D;

6.	Coca-Cola Enterprises Inc. 2004 Stock Award Plan (As Amended and Restated Effective December 31, 2008), as attached hereto as Exhibit E including the following sub-plan:

(i)	Rules for Coca-Cola Enterprises Inc. Deferred Stock Units in France; and

7.	Coca-Cola Enterprises Inc. 2007 Incentive Award Plan (As Amended February 15, 2010), as attached hereto as Exhibit F including the following sub-plans:

(i)	French Sub-Plan for Restricted Stock Units

(ii)	French Sub-Plan for Options.

III.	Administration

The Plan shall be administered by a committee consisting of not less than two members of the Human Resources and Compensation Committee of New CCE’s Board of Directors (the “Committee”), each of whom shall be (i) a “disinterested director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), unless administration of the Plan by “disinterested directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Internal Revenue Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m). The Committee shall have all rights and obligations as set forth for the plan administrator in the relevant CCE Plans.

IV.	Participation in the Plan

Participation in the Plan is limited to current or former employees, directors or consultants of Former CCE who were not North American Business Holders at the Effective Time and who, at such Effective Time, held valid and outstanding Awards over shares of Former CCE common stock under one or more CCE Plans (the “Participants”).

V.	Stock Subject to the Plan

Effective December 14, 2010, the maximum number of Shares which may be issued under the Plan shall be reduced from 22,000,000 to 18,000,000, which is the number of Shares that approximates the Shares that may, subject to satisfaction of applicable conditions, be distributable pursuant to the outstanding Awards under the CCE Plans held by the Participants as of the Effective Time.

If any outstanding Award under the Plan for any reason expires or is terminated without having been exercised or settled in full, the Shares allocable to the Award shall not become available for grant pursuant to this Plan.

VI.	Assumption of Outstanding Awards under the CCE Plans and Terms and Conditions of Awards

In accordance with the Merger Agreement, New CCE:

1.	Accepts assignment of and assumes all Awards outstanding under the CCE Plans at the Effective Time and held by the Participants under the Participants’ applicable award agreements (“Assumed Awards”);

2.	Exercises all of the powers of the plan sponsor relating to the Assumed Awards under the CCE Plans and applicable award agreements thereunder which were exercised by Former CCE prior to the Effective Time;

3.	Agrees that all outstanding Assumed Awards or any other benefits available which are based on Shares and which have been granted under the CCE Plans (including, as applicable, any Shares exchanged in connection with the Business Separation and Merger) shall remain outstanding and shall be governed and administered in accordance with the original terms and conditions set forth in the applicable CCE Plans and award agreements with the exception that (i) the number of Shares subject to Assumed Awards will be adjusted pursuant to an exchange ratio determined in accordance with the terms of the Merger Agreement to reflect the Business Separation and Merger, (ii) the exercise price of Assumed Awards (if any) will be adjusted pursuant to an exchange ratio determined in accordance with the terms of the Merger Agreement to reflect the Business Separation and Merger; (iii) upon the exercise, issuance, holding, availability or vesting of the Assumed Awards, Shares of New CCE are hereby issuable or available, in lieu of shares of Former CCE based on an exchange ratio determined in accordance with the terms of the Merger Agreement; and (iv) Section VII of the Plan will modify the applicable provisions regarding change in control in the Participants’ respective award agreements and the CCE Plans incorporated in Exhibits A through G hereof.

VII.	Change in Control

In the event of a Change in Control subsequent to the Merger, the provisions related to a change in control in the CCE Plans and/or outstanding Awards shall be modified to provide that “Change in Control” shall mean the occurrence of any of the following circumstances:

(i)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 30% of the combined total voting power of the Company’s then-outstanding securities, excluding any acquisition by the Company or by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary. For purposes of this definition of Change in Control, “Person” has the meaning provided in Sections 13(d) and 14(d) of the Exchange Act; “Beneficial Owner” has the meaning provided in Rule 13d-3 of the Exchange Act; and “Subsidiary” means any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital or profits interest.

(ii)	During any period of two consecutive years, the individuals constituting the Board of Directors of the Company at the beginning of the two-year period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any new director whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the directors on the Incumbent Board then still in office shall be considered as though such director were a member of the Incumbent Board; provided, further, that a director designated by a person who has entered into an agreement with the Company to effect a Change in Control described in clause (i), (iii) or (iv) shall not be considered to be a director on the Incumbent Board.

(iii)	The consummation of a merger, consolidation, or share exchange with any other Person, or a sale or other disposition by the Company of all or substantially all the assets of the Company (or any transaction having a similar effect) (a “Corporation Transaction”), other than (a) a Corporation Transaction that would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or being converted into voting securities of either (I) the surviving entity or (II) another entity that owns, directly or indirectly, the entire voting interest in the surviving entity) more than 50% of the voting power of the voting securities of the Company or the corporation resulting from such Corporation

Transaction (including, without limitation, a corporation which as a result of such Corporate Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) outstanding immediately after such event, or (b) a Corporate Transaction in which no Person acquires more than 30% of the combined voting power of the Company’s then-outstanding securities or the outstanding securities of the corporation resulting from such Corporation Transaction.

(iv)	The approval by the shareowners of the Company of a plan of complete liquidation of the Company.

VIII.	Interpretation

Unless the context otherwise requires, any reference in the CCE Plans and applicable award agreements to: (i) the “Company” means New CCE, (ii) “Stock,” “Common Stock” or “Shares” means shares of New CCE’s common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of New CCE , (iv) the “Committee” means the Committee of New CCE, as defined in Section III of this Plan, and (v) the “Employer” means the Participant’s actual employer. All references in the award agreements and the CCE Plans relating to the Participant’s status as an employee, director or consultant of Former CCE or a subsidiary or affiliate will now refer to the Participant’s status as an employee, director or consultant, as applicable, of New CCE or any present or future New CCE parent, subsidiary or affiliate. To the extent there is a conflict between any provision of the applicable CCE Plan or the Participant’s award agreement thereunder and the terms of this Plan, this Plan shall govern, except as would (i) be inconsistent with the terms of such Assumed Award and materially detrimental to the holder thereof, as determined by the Committee, (ii) be prohibited under applicable law, or (iii) require approval of New CCE’s shareowners.

IX.	Amendment of the Plan

The Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that the Committee may seek shareowner approval of an amendment if determined to be required by or advisable under regulations of the U.S. Securities and Exchange Commission or the U.S. Internal Revenue Service, the rules of any stock exchange on which New CCE’s Shares are listed or other applicable federal, state, local, or foreign laws or regulations.

X.	Notices

Any written notice to New CCE required by any of the provisions of this Plan shall be addressed to Office of the General Counsel; Coca-Cola Enterprises, Inc.; P.O. Box 723040; Atlanta, GA 31139 and shall be effective when it is received.

XI.	Governing Law

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Georgia, without regard to its conflict of law provisions.

XII.	Effective Date of Plan

This Plan is effective as of the Effective Time of the Merger.

Exhibit A

1997 Stock Option Plan

Section 1. Purpose

The purpose of the 1997 Stock Option Plan (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options (“Options”).

Section 2. Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “nonemployee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the regulations thereunder.

The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Committee, however, may delegate, from time to time, to the Chief Executive Officer the authority to make Awards under the Plan or to extend the period for exercise of Options awarded under the Plan, unless such delegation would jeopardize the benefits of Section 162(m) of the Internal Revenue Code or regulations thereunder. Conditions of the grants of Options need not be the same with respect to each optionee or with respect to each Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or

Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

Section 3. Stock

The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from authorized and unissued Stock or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder shall not exceed 5,433,000. Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Option.

Section 4. Eligibility

Options may be granted to executive officers, other persons in the senior executive band, and in the executive band, branch managers, sales center managers, and other officers and management employees (including non-employee officers) of the Company and its Subsidiaries. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of such Option.

No person shall be granted the right to acquire pursuant to Options granted under the Plan more than 20% of the aggregate number of shares of Stock originally authorized for issuance under the Plan.

Section 5. Awards of Options

(a) Option Price. The option price shall be 100% or more of the fair market value of the Stock on the date of grant. The fair market value of shares of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing, or as otherwise determined by the Committee.

(b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by other means, including delivery of shares of Stock owned by the optionee.

(c) Duration of Options. Subject to the provisions of Section 9 and the terms of the Option, the duration of Options shall be 10 years from date of grant.

(d) Time Period for Exercise of Option. Subject to the provisions of Section 9 and terms of the Option, an Option shall be exercisable, in whole or in part, within such time periods as established on the date of grant by the Committee, or, when applicable, the Chief Executive Officer.

(e) Other Terms and Conditions. Options may contain such other provisions, as the Committee shall determine appropriate from time to time. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company or Subsidiary and the optionee.

(f) Options Granted to International Optionees. Options granted to an optionee who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with provisions of the Plan (except those necessary to retain the benefits of Section 162(m) of the Internal Revenue Code), or may be granted under such supplemental documents, as required under such laws.

(g) Withholding. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any federal, state or local taxes required by law to be withheld with respect to the Stock subject to such Award.

Section 6. Replacement

The Committee from time to time may permit an optionee under the Plan to surrender for cancellation any unexercised outstanding stock option or stock appreciation rights of the Company and receive in exchange from the Company either shares of Stock, an option for such number of shares of Stock, or both, in amounts and with features as designated by the Committee.

Section 7. Extension of the Terms of Options

The Committee may extend the duration of any Option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable unless such extension or change would result in less favorable tax treatment than the optionee would have received under the original option.

Section 8. Nontransferability of Option

An Option granted pursuant to the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as defined by the Internal Revenue Code, unless otherwise determined by the Committee. Certificate(s) representing the shares of Stock issued upon exercise of an Option shall be issued only in the name of the optionee or in the name of such optionee’s duly authorized representative. With the exception of any Option transferred pursuant to a qualified domestic relations order, Options shall be exercisable, during the lifetime of an optionee, only by the optionee personally or by the optionee’s legal representative. With respect to any Option transferred pursuant to a qualified domestic relations order, any such Option shall be exercisable only by the designated transferee personally or the designated transferee’s legal representative.

Section 9. Effect of Termination of Employment

(a) Retirement and Disability.

(i) The Committee, in its sole discretion, may cause all outstanding Options held by an optionee upon his or her retirement or disability to become immediately exercisable.

(ii) All Options exercisable upon retirement or disability of an optionee (whether due to Committee action or otherwise) or becoming exercisable thereafter shall expire no later than 36 months from the date of such optionee’s retirement or disability; provided, however, that if the optionee dies within two years after the optionee’s retirement or disability, the Options shall expire 12 months after his or her death, unless the Committee determines otherwise.

(b) Death While Employed.

Upon the death of an optionee prior to termination of employment, all outstanding Options held by such employee expire no later than 12 months after the employee’s death, unless the Committee determines otherwise.

(c) Other Termination of Employment.

(i) Upon the termination of employment of an optionee other than the death, disability or retirement of the optionee (“Other Termination of Employment”), then the Committee, in its sole discretion, may cause all outstanding nonexercisable Options held by such optionee to become immediately exercisable.

(ii) All Options exercisable upon the Other Termination of Employment (whether due to Committee action or otherwise) or becoming exercisable thereafter, shall expire no later than six months after the Other Termination of Employment, unless the Committee determines otherwise.

(d) Definitions and other Determinations.

(i) For purposes of this Section 9, “retirement” means an optionee’s voluntary termination of employment on a date which is on or after the earliest date on which such optionee would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the date shall be determined as if the optionee participated in the Company’s defined benefit plan covering the majority of its nonbargaining employees in the United States. With respect to nonemployee officers, “retirement” means termination of services as an officer at or after age 55. Notwithstanding the foregoing, options may contain such other definitions of “retirement,” as the Committee determines appropriate.

(ii) For purposes of this Section 9, “disability” shall be determined according to the definition of “disability,” in effect at the time of the determination, in the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the definition shall be determined as if the optionee participated in the Company’s defined benefit plan covering the majority of its nonbargaining employees in the United States.

(iii) For purposes of this Section 9, an optionee’s employment shall not be deemed to have terminated if the optionee obtains immediate employment with certain affiliates of the Company, as defined in an Option, and termination from such subsequent employment shall be deemed a termination from the Company, unless the optionee obtains immediate reemployment with the Company or its Subsidiaries.

Section 10. No Rights as a Share Owner

An Optionee or a transferee of an Option shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for share dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

Section 11. Adjustment in the Number of Shares and in Option Price

In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options as well as the number of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

Section 12. Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without the approval of the share owners of the Company. However, no action shall be taken without the approval of the share owners of the Company if the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code or that it is not adverse to the interest of holders of outstanding Options. The Plan shall terminate five years after the date of approval of the Plan by the share owners of the Company unless earlier terminated by the Board or by the Committee.

Section 13. Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

COCA-COLA ENTERPRISES INC.

1997 Stock Option Plan for French Employees

Section 1. Purpose

The purpose of the 1997 Stock Option Plan for French Employees (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) located in France by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options (“Options”).

Section 2. Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “nonemployee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Committee, however, may delegate, from time to time, to the Chief Executive Officer the authority to make Awards under the Plan or to extend the period for exercise of Options awarded under the Plan. The conditions of the grants of Options need not be the same with respect to each optionee or with respect to each Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

Section 3. Stock

The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available only from authorized and unissued Stock. The total number of options granted and not exercised yet at any given time under the Plan shall not give right to the subscription of a number of shares exceeding one-third of the share capital of the Company.

Section 4. Eligibility

Options may be granted to officers and management employees employed by the Company and its Subsidiaries in France. No options may be granted to non-employee directors or to any person who would not be eligible under French company law (Section L.208 of the law of July 24, 1966). More generally, no option may be granted to an optionee who already owns more than 10% of the Company’s share capital. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of such Option.

Section 5. Awards of Options

(a) Option Price. The exercise price of each option shall be determined in relation to the fair market value of the Stock on a date specified by the Committee, or if applicable, the Chief Executive Officer. The fair market value of the Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing. In no event, however, shall the exercise price of the Option be less than 80% of the average of the daily market prices over the twenty trading days preceding the date of grant, with the daily market price determined as the average of the high and low price at which the Stock was sold on each such trading day.

(b) Grant Date. The date of grant shall be determined in accordance with French laws and regulations.

(c) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by other means, including delivery of shares of Stock owned by the optionee.

(d) Withholding. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any taxes required by law to be withheld with respect to the Stock subject to such Award.

(e) Duration of Options. The duration of Options shall be 10 years from date of grant.

(f) Other Terms and Conditions. Options may be subject to such other provisions including the time periods during which options shall be exercisable, as determined by the Committee on the date of grant and as contained in documents under which such Options are granted.

(g) No Affect on Employment Status. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company and the optionee.

Section 6. Nontransferability of Option

No Option granted pursuant to the Plan shall be transferable except than by will or, in the absence of a will, by the laws of descent upon, and within six months of, the death of an optionee. Certificate(s) representing the shares of Stock issued upon exercise of an Option shall be issued only in the name of the optionee or, provided such Option is exercised within six months of the optionee’s death, in the name of his or her heir.

Section 7. No Rights as a Share Owner

An optionee shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for share dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

Section 8. Adjustment in the Number of Shares and in Option Price

In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options as well as the number of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor. Notwithstanding the foregoing, adjustments in Options may only be made in accordance with French laws and regulations.

Section 9. Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under laws of France or the United States (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder. Notwithstanding the foregoing, no amendment of the Plan, or of the terms of any Option granted hereunder, shall be effective with respect to an optionee (i) without the consent of such optionee or (ii) if such amendment would constitute a cancellation of an existing Option and the grant of a new Option under French law.

The Plan shall terminate five years after the effective date of the Plan unless earlier terminated by the Board or by the Committee.

Section 10. Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia, United States of America, and construed in accordance therewith.

RULES OF THE

COCA-COLA ENTERPRISES INC

UK APPROVED STOCK OPTION SUBPLAN

1.	CERTAIN DEFINITIONS

In this Subplan:

“Approved Option”	means a right to acquire Stock granted pursuant to and in accordance with this Subplan.

“the Committee”	means the Compensation Committee serving at the pleasure of the Board of Directors of the Company.

“the Company”	means Coca-Cola Enterprises Inc.

“the Plan”	means the Coca-Cola Enterprises Inc. Stock Option Plan as amended and extended from time to time.

“Material Interest”	has the same meaning as in Section 187(3) of the Taxes Act.

“Option Holder”	means a person to whom a subsisting Approved Option has been granted.

“Participating Company”	means Coca-Cola Enterprises Inc. and any other company of which it has control and which is for the time being nominated by the Committee to be a Participating Company.

“this Subplan”	means the Coca-Cola Enterprises Inc. UK Approved Stock Option Subplan, as amended from time to time.

“Stock”	means unrestricted Common Stock, par value $1.00 per share, of the Company which satisfies the conditions of paragraphs 10-14 inclusive of Schedule 9 of the Taxes Act.

“Subsisting Option”	means an Approved Option which has neither lapsed nor been exercised.

“the Taxes Act”	means the (UK) Income and Corporation Taxes Act 1988.

“the Code”	means the US Internal Revenue Code of 1986 as amended from time to time.

“Coca-Cola Enterprises Inc.”	means the company and every company which is under control (as defined in Section 840 of the Taxes Act) of the company.

“the Auditors”	means the Auditors for the time being of the company.
Words and expressions not defined in this Rule 1 have the same meaning as in Section 185 and Schedule 9 of the Taxes Act and any reference in this Subplan to any enactment includes a reference to that enactment as from time to time modified and extended.

2.	PURPOSE

The Company has established the 1997 Stock Option Plan (the Plan) and under that plan the Committee can establish such rules and regulations as it deems necessary and advisable for the proper administration of the Plan. Under those powers the Committee has established this Subplan with the intention that it be approved by the UK Inland Revenue under the provisions of Schedule 9 of the Taxes Act. Where the Committee wishes to grant stock options to acquire shares of stocks to employees of the Company’s UK subsidiaries, such options may be granted subject to and in accordance with the rules of this Subplan rather than under the rules of the Plan. This will not preclude the Committee also granting other options to an employee under the provisions of the Plan.

Options granted under this Subplan shall be referred to as Approved Options which will not include or in any way be linked with awards under the Plan which are excluded from this Subplan. In particular, Section 6 (replacement) and Section 7 (Extension of the Terms of Options) of the Plan shall not apply to Approved Options granted under this Subplan.

In all cases of grants of Approved Options to employees of the Company’s UK subsidiaries, the rules of this Subplan shall be strictly observed. For the purposes of the Plan, the rules of the Subplan shall be incorporated into and made part of the Administrative Procedure for Stock Option Grants insofar as grants of Approved Options to employees of the Company’s UK subsidiaries are concerned.

3.	ELIGIBILITY

(a)	Approved Options may only be granted to a director or employee of any participating company who is required to devote to his duties not less than 25 hours (or in the case of an employee who is not a director of any participating company 20 hours) per week, excluding meal breaks.

(b)	Approved Options may not be granted to persons designated as members of the Committee and such other persons as the Board of Directors shall designate as persons who will be appointed as members of the Committee more than one year following the date of such designation.

(c)	Approved Options may not be granted to any person at any time when he has within the preceding 12 months had a Material Interest in a close company being either the Company or a company which has control of the Company or is a member of a consortium which owns the Company.

(d)	Approved Options granted to any person shall be limited and take effect so that the aggregate market value of the stock subject to that Approved Option, when aggregated with the market value of stock subject to Subsisting Options, shall not exceed £30,000. Subsisting option shall include all Options granted under this Subplan or any other plan which has or may be established by the Company or any associated company and approved under Schedule 9 Taxes Act 1988. For the purpose of determining this limit the Option Price of the Stock shall be converted to pounds sterling using the exchange rate quoted in the Wall Street Journal for the Monday coinciding with or the last Monday prior to the actual option grant date. When aggregating the Option Price of Approved Options granted at different times the Option Price of Subsisting Options shall taken as the pound sterling value as at the date of grant of each Subsisting Option.

4.	GRANT OF APPROVED OPTIONS

(a)	Approved Options may only be granted pursuant to and in accordance with this Subplan after the date on which formal approval under Schedule 9 of the Taxes Act has been obtained.

(b)	The date of grant of an Approved Option shall be the date of the Committee’s authorization of such grant which shall be notified to the Option Holder as soon as possible after that date.

(c)	The grant of an Approved Option shall be evidenced by the Company issuing an Approved Stock Option Agreement which shall be in the form of the Schedule attached hereto which sets out the terms and conditions not inconsistent with the rules of this Subplan on which the options are granted and may be exercised. No additional terms or conditions may be imposed without the prior approval of the Board of Inland Revenue.

5.	EXERCISE OF APPROVED OPTIONS

(a)	Approved Options may not be exercised in whole or in part at any time prior to the expiration of one year from the date of grant. Thereafter, Approved Options may be exercised at such time or times, which may or may not be conditional on the price of the Company’s Stock as quoted on the New York Stock Exchange reaching predetermined levels, as set out in the Approved Stock Option Agreement issued to the Option Holder under Rule 4(c).

(b)	Approved Options may not in any event be exercised later than the tenth anniversary of the date of grant.

(c)	Approved Options may not be exercised at any time when the option holder has, or has within the preceding 12 months, had a Material Interest in a close company being either the Company or a company which has control of the Company or is a member of a consortium which owns the Company.

(d)	The option price must be paid in full at the time of the exercise of the Approved Option. The purchase price may be paid only in cash, certified cheque or cashier’s cheque.

(e)	Stock shall be allocated and issued pursuant to a notice of exercise, in the form prescribed by the Committee, within 30 days of exercise. Except for any rights determined by reference to a date preceding the date of allotment, such stock shall rank pari-passu with other Stock of the same class in issue at the date of allotment.

6.	TERMINATION OF EMPLOYMENT

(a)	In the event that the Option Holder’s employment terminates before the first anniversary of the date of grant, Approved Option shall be automatically cancelled upon the termination of the Option Holder’s employment. Where the employment terminates after the first anniversary of the date of grant, any Approved Option which cannot be exercised at the date of termination shall be automatically cancelled upon termination of the employment.

(b)	Subject to paragraph (c) and (d) below any Approved Option which can be exercised at the date of termination of the Option Holder’s employment must be exercised within 6 months of the date of termination of the employment or such longer period as determined by the Committee.

(c)	Upon termination of the Option Holder’s employment for retirement on or after the Option Holder’s Normal Retirement Date under a pension plan sponsored by the Company or a Subsidiary or by reason of disability (as defined in such pension plan) or redundancy or by resignation of the Option Holder for any reason with the consent of the Committee the Approved Option shall remain fully exercisable for a period of thirty six months after the date of such termination or such longer period as may be determined by the Committee but in no event later than the expiration of the option specified in rule 5(b) of this Subplan.

(d)	In the event of the death of the Option Holder, whether before or after the termination of the Option Holder’s employment, the Approved Option shall be fully exercisable by the personal representative of the Option Holder for a period of 12 months from the date of the death of the Option Holder but in no event later than the expiration of the option under Rule 5(b) of this Subplan.

7.	OPTION PRICE

(a)	The price per share of Stock payable upon the exercise of an Approved Option shall not be less than 100% of the Market Value per share of Stock on the date such Approved Option is granted and shall be payable in cash or cheque in lawful money of the United States of America.

(b)	For the purposes of this Subplan the Market Value of the Stock shall be calculated to be the average of the highest and lowest value as reflected on the composite tape of New York Stock Exchange issued on the option grant date.

8.	NON TRANSFERABILITY OF APPROVED OPTIONS

Options granted under this Subplan shall not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution and during the lifetime of an Option Holder the option shall be exercised only by such an Option Holder or the option Holder’s guardian or legal representative.

9.	VARIATION OF SHARE CAPITAL

In the event of any capitalization or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number of shares of stock subject to any Approved Option and the option price (as defined in Rule 7) for each of those shares of Stock shall be adjusted in such manner as the Auditors, after consultation with the Committee, confirm to be fair and reasonable provided that:

(i)	the aggregate amount payable on the exercise of an Approved Option in full is not increased;

(ii)	the option price for the stock is not reduced below its nominal value;

(iii)	no adjustment shall be made without the prior approval of the Board of Inland Revenue; and

(iv)	following the adjustment the stock continues to satisfy the condition specified in paragraphs 10 to 14 inclusive of Schedule 9 of the Taxes Act.

10.	AMENDMENT OF THIS SUBPLAN

The Committee may not make any amendment to this Subplan or to the form of words used in the UK Approved Stock Option Subplan Grant Agreement without first obtaining the approval of the Board of Inland Revenue.

Exhibit B

1999 Stock Option Plan

Section 1. Purpose

The purpose of the 1999 Stock Option Plan (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options (“Options”).

Section 2. Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “nonemployee directors” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the regulations thereunder.

The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Committee, however, may delegate to the Chief Executive Officer the authority to make awards under the Plan, to extend the period for exercise of Options awarded or to make such other determinations that the Committee is authorized to make under the Plan, unless such delegation would jeopardize the benefits of Section 162(m) of the Internal Revenue Code or Rule 16b-3 under the Securities and Exchange Act of 1934.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

Section 3. Stock

The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from authorized and unissued Stock or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder shall not exceed 20,000,000. Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Option.

Section 4. Eligibility

Options may be granted to executive officers, other persons in the senior executive band, and in the executive band, branch managers, sales center managers, other officers and management employees of the Company and its Subsidiaries, as well as a consultant or other person providing key services to the Company and its Subsidiaries. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of such Option.

No person shall be granted the right to acquire pursuant to Options granted under the Plan more than 20% of the aggregate number of shares of Stock originally authorized for issuance under the Plan.

Section 5. Awards of Options

(a) Option Price. The option price shall be 100% or more of the fair market value of the Stock on the date of grant. The fair market value of shares of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing, or as otherwise determined by the Committee.

(b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by other means, including delivery of shares of Stock owned by the optionee.

(c) Duration of Options. Subject to the terms of the Option, the duration of Options shall be 10 years from date of grant.

(d) Other Terms and Conditions. Options may contain such other provisions, as the Committee shall determine appropriate from time to time, including provisions related to the vesting of Options and the time periods within which an Option shall be exercisable. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company or Subsidiary and the optionee.

(e) Options Granted to International Optionees. Options granted to an optionee who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with provisions of the Plan (except those necessary to retain the benefits of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934), or may be granted under such supplemental documents, as required or appropriate under such country’s laws.

(f) Withholding of Taxes. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any federal, state or local taxes required by law to be withheld with respect to Options granted hereunder or the Stock acquired pursuant to the exercise of such Options.

Section 6. Replacement

The Committee from time to time may permit an optionee under the Plan to surrender for cancellation any unexercised outstanding stock option or stock appreciation rights of the Company and receive in exchange from the Company either shares of Stock, an option for such number of shares of Stock, or both, in amounts and with features as designated by the Committee.

Section 7. Extension of the Terms of Options

The Committee may extend the duration of any Option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable unless such extension or change would result in less favorable tax treatment than the optionee would have received under the original option.

Section 8. Transferability of Options

An Option shall be transferable by will or by the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. Further, an Option is transferable to an immediate family member of the optionee under such terms and conditions as may be determined, from time to time, by the Committee. For purposes of this Section 8, an “immediate family member” is defined as the optionee’s spouse, child, grandchild, parent or a trust established for the benefit of such family members. With respect to any Option transferred pursuant to the terms of this Section 8, any such Option shall be exercisable only by the designated transferee or the designated transferee’s legal representative.

Section 9. Effect of Termination of Employment

(a) All Options exercisable upon an optionee’s termination of employment (whether due to Committee action or otherwise) or becoming exercisable thereafter shall expire in accordance with the terms of such Options, unless the Committee determines otherwise. The Committee, in its sole discretion, may cause all outstanding Options held by an optionee upon his or her termination of employment for any reason, including retirement, death, and disability, to become immediately exercisable.

(b) For purposes of this Section 9, “retirement” means an optionee’s voluntary termination of employment on a date which is on or after the earliest date on which such optionee would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the date shall be determined as if the optionee participated in the Company’s defined benefit plan covering the majority of its nonbargaining employees in the United States. With respect to nonemployee officers or consultants, “retirement” means termination, or cessation, of services at or after age 55. Notwithstanding the foregoing, Options may contain such other definitions of “retirement,” as the Committee determines appropriate.

(c) For purposes of this Section 9, “disability” shall have the same meaning as the definition “disability” in effect at the time of the determination in the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan or such plan does not define “disability,” “disability” shall mean the optionee’s inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician approved of by the Committee, is expected to have a duration of not less than one year.

Section 10. No Rights as a Share Owner

An optionee or a transferee of an Option shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for stock dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

Section 11. Adjustment in the Number of Shares and in Option Price

In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options as well as the number of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

Section 12. Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states or countries (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder. Any such action may be taken without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code or that it is not adverse to the interest of holders of outstanding Options.

The Plan shall terminate five years after the date of approval of the Plan by the share owners of the Company unless earlier terminated by the Board or by the Committee.

Section 13. Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia, United States of America, and construed in accordance therewith.

Exhibit C

2001 Stock Option Plan

Section 1. Purpose

The purpose of the 2001 Stock Option Plan (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) by encouraging and enabling the acquisition of a financial interest in the Company by officers, management employees and other key individuals through grants of stock options (“Options”).

Section 2. Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “nonemployee directors” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the regulations thereunder.

The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding.

Section 3. Stock

The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from authorized and unissued Stock or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder shall not exceed 40,000,000. Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Option.

Section 4. Eligibility

Options may be granted to officers, other key employees of the Company and its Subsidiaries, as well as to consultants, directors or other persons providing key services to the Company of its Subsidiaries. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital or profits interest at the time of the granting of such Option.

No person shall be granted the right to acquire pursuant to Options granted under the Plan more than 20% of the aggregate number of shares of Stock originally authorized for issuance under the Plan.

Section 5. Awards of Options

(a) Option Price. The option price shall be 100% or more of the fair market value of the Stock on the date of grant. The fair market value of shares of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing reflecting composite treading as of 4:00 p.m., Eastern Time on the trading day, or as otherwise determined by the Committee.

(b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or by other means, including delivery of shares of Stock owned by the optionee.

(c) Duration of Options. Subject to the terms of the Option, the duration of Options shall be 10 years from date of grant.

(d) Other Terms and Conditions. Options may contain such other provisions as the Committee shall determine appropriate from time to time, including provisions related to the vesting of Options and the time periods within which an Option shall be exercisable. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company or Subsidiary and the optionee.

(e) Options Granted to International Optionees. Options granted to an optionee who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with provisions of the Plan or may be granted under such supplemental documents, as required or appropriate under such country’s laws.

(f) Withholding of Taxes. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any federal, state or local taxes required by law to be withheld with respect to Options granted hereunder or the Stock acquired pursuant to the exercise of such Options.

Section 6. Extension of the Terms of Options

The Committee may extend the duration of any Option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable unless either the authority granted under this Section 6 or the exercise of such authority would result in less favorable tax treatment than the optionee would have received under the original option or is prohibited by the securities laws of the country within which the grant was originally made.

Section 7. Nontransferability of Options

An Option shall not be transferable except as follows: An Option shall be transferable by will or by the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. Further, an Option is transferable to an immediate family member of the optionee under such terms and conditions as may be determined, from time to time, by the Committee. For purposes of this Section 8, an “immediate family member” is defined as the optionee’s spouse, child, grandchild, parent or a trust established for the benefit of such family members. With respect to any Option transferred pursuant to the terms of this Section 8, any such Option shall be exercisable only by the designated transferee or the designated transferee’s legal representative.

Section 8. No Rights as a Share Owner

An optionee or a transferee of an Option shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for stock dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

Section 9. Adjustment in the Number or Kind of Shares and in Option Price

In the event there is any change in the shares of Stock through the declaration of stock dividends payable in Stock or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number or kind of shares of Stock available for Options, as well as the number or kind of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

Section 10. Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states or countries (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder. Any such action may be taken without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code.

No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is necessary to retain the benefits of Section 162(m) of the Internal Revenue Code or that it is not adverse to the interest of holders of outstanding Options.

The Plan shall terminate when all shares of Stock subject to Options under the Plan have been issued and are no longer subject to forfeiture unless earlier terminated by the Board or the Committee.

Section 11. Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia, United States of America, and construed in accordance therewith.

Section 12. Section 16(b) of the Securities Exchange Act of 1934

Any action taken by the Committee or the Board of Directors pursuant to the Plan, and any provision of the Plan, is null and void if it does not comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and would otherwise result in liability under Section 16(b) of that Act.

COCA-COLA ENTERPRISES INC.

2001 Stock Option Plan for French Employees

Section 1. Purpose

The purpose of the 2001 Stock Option Plan for French Employees (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) located in France by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options (“Options”).

Section 2. Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “nonemployee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Committee, however, may delegate, from time to time, to the Chief Executive Officer the authority to make Awards under the Plan or to extend the period for exercise of Options awarded under the Plan. The conditions of the grants of Options need not be the same with respect to each optionee or with respect to each Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

Section 3. Stock

The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available only from authorized and unissued Stock. The total number of options granted and not exercised yet at any given time under the Plan shall not give right to the subscription of a number of shares exceeding one-third of the share capital of the Company.

Section 4. Eligibility

Options may be granted to officers and management employees employed by the Company and its Subsidiaries in France. No options may be granted to individuals who are not employees. More generally, no option may be granted to an optionee who already owns more than 10% of the Company’s share capital. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the time of the granting of such Option.

Section 5. Awards of Options

(a) Option Price. The exercise price of each option shall be 100% or more of the fair market value of the Stokc on the date of grant. The fair market value of the Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing. Further, the exercise price of the Option shall be at least 80% of the average of the daily market prices over the twenty trading days preceding the date of grant, with the daily market price determined as the average of the high and low price at which the Stock was sold on each such trading day.

(b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by other means, including delivery of shares of Stock owned by the optionee.

(c) Withholding. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee the amount of any taxes required by law to be withheld with respect to the Stock subject to such Award.

(d) Duration of Options. The duration of Options shall be 10 years from date of grant.

(e) Other Terms and Conditions. Options may be subject to such other provisions including the time periods during which options shall be exercisable, as determined by the Committee on the date of grant and as contained in documents under which such Options are granted.

(f) No Affect on Employment Status. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company and the optionee.

Section 6. Nontransferability of Option

No Option granted pursuant to the Plan shall be transferable except than by will or, in the absence of a will, by the laws of descent upon, and within six months of, the death of an optionee. Certificate(s) representing the shares of Stock issued upon exercise of an Option shall be issued only in the name of the optionee or, provided such Option is exercised within six months of the optionee’s death, in the name of his or her heir.

Section 7. No Rights as a Share Owner

An optionee shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for share dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

Section 8. Adjustment in the Number of Shares and in Option Price

In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options as well as the number of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor. Notwithstanding the foregoing, adjustments in Options may only be made in accordance with French laws and regulations.

Section 9. Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under laws of France or the United States (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder. Notwithstanding the foregoing, no amendment of the Plan, or of the terms of any Option granted hereunder, shall be effective with respect to an optionee (i) without the consent of such optionee or (ii) if such amendment would constitute a cancellation of an existing Option and the grant of a new Option under French law.

The Plan shall terminate five years after the effective date of the Plan unless earlier terminated by the Board or by the Committee.

Section 10. Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia, United States of America, and construed in accordance therewith.

RULES OF THE

COCA-COLA ENTERPRISES INC

UK 2002 APPROVED STOCK OPTION SUBPLAN

1.	CERTAIN DEFINITIONS

In this Subplan:

“Approved Control”	has the meaning in section 840 of the Taxes Act.

“Approved Option”	means a right to acquire Stock granted pursuant to and in accordance with this Subplan.

“the Auditors”	means the Auditors for the time being of the company.

“Coca-Cola Enterprises Inc.”	means the company and every company which is under the Approved Control of the company.

“the Code”	means the US Internal Revenue Code of 1986 as amended from time to time.

“the Committee”	means the Compensation Committee serving at the pleasure of the Board of Directors of the Company;

“the Company”	means Coca-Cola Enterprises Inc;

“Material Interest”	has the same meaning as in section 187(3) of the Taxes Act;

“Option Holder”	means a person to whom a subsisting Approved Option has been granted.

“Participating Company”	means Coca-Cola Enterprises Inc. and any other company of which it has Approved Control and which is for the time being nominated by the Committee to be a Participating Company.

“the Plan”	means the Coca-Cola Enterprises Inc. Stock Option Plan as amended and extended from time to time;

“Stock”	means unrestricted Common Stock, par value $1.00 per share, of the Company which satisfies the conditions of paragraphs 10-14 inclusive of Schedule 9 of the Taxes Act.

“this Subplan”	means the Coca-Cola Enterprises Inc. UK 2002 Approved Stock Option Subplan, as amended from time to time.

“Subsisting Option”	means an Approved Option which has neither lapsed nor been exercised.

“the Taxes Act”	means the (UK) Income and Corporation Taxes Act 1988.

Words and expressions not defined in this Rule 1 have the same meaning as in Section 185 and Schedule 9 of the Taxes Act and any reference in this Subplan to any enactment includes a reference to that enactment as from time to time modified and extended.

2.	PURPOSE

The Company has established the Coca Cola Enterprises Inc 2002 Stock Option Plan (the Plan) and under that plan the Committee can establish such rules and regulations as it deems necessary and advisable for the proper administration of the Plan. Under those powers the Committee has established this Subplan with the intention that it be approved by the UK Inland Revenue under the provisions of Schedule 9 of the Taxes Act. Where the Committee wishes to grant stock options to acquire shares of stocks to employees of the Company’s UK subsidiaries, such options may be granted subject to and in accordance with the rules of this Subplan rather than under the rules of the Plan. This will not preclude the Committee also granting other options to an employee under the provisions of the Plan.

Options granted under this Subplan shall be referred to as Approved Options which will not include or in any way be linked with awards under the Plan which are excluded from this Subplan. In particular, Section 6 (Extension of the Terms of Options) of the Plan shall not apply to Approved Options granted under this Subplan.

In all cases of grants of Approved Options to employees of the Company’s UK subsidiaries, the rules of this Subplan shall be strictly observed. For the purposes of the Plan, the rules of the Subplan shall be incorporated into and made part of the Administrative Procedure for Stock Option Grants insofar as grants of Approved Options to employees of the Company’s UK subsidiaries are concerned.

3.	ELIGIBILITY

(a)	Approved Options may only be granted to any full-time director employed by the Participating Company (who is required to devote to his duties not less than 25 hours per week to his duties, excluding meal breaks) or to any employee of the Participating Company.

(b)	Approved Options may not be granted to persons designated as members of the Committee and such other persons as the Board of Directors shall designate as persons who will be appointed as members of the Committee more than one year following the date of such designation.

(c)	Approved Options may not be granted to any person at any time when he has within the preceding 12 months had a Material Interest in a close company being either the Company or a company which has Approved Control of the Company or is a member of a consortium which owns the Company.

(d)	Approved Options granted to any person shall be limited and take effect so that the aggregate market value of the stock subject to that Approved Option, when aggregated with the market value of stock subject to Subsisting Options, shall not exceed £30,000. Subsisting option shall include all Options granted under this Subplan or any other plan, not being a savings related option scheme, which has or may be established by the Company or any associated company and approved under Schedule 9 of the Taxes Act.

For the purpose of determining this limit the Option Price of the Stock shall be converted to pounds sterling using the exchange rate quoted in the Wall Street Journal for the day coinciding with or if there is no rate quoted for that day, then the last day prior to the actual option grant date on which an exchange rate was quoted. When aggregating the Option Price of Approved Options granted at different times the Option Price of Subsisting Options shall taken as the pound sterling value as at the date of grant of each Subsisting Option.

4.	GRANT OF APPROVED OPTIONS

(a)	Approved Options may only be granted pursuant to and in accordance with this Subplan after the date on which formal approval under Schedule 9 of the Taxes Act has been obtained.

(b)	The date of grant of an Approved Option shall be the date of the Committee’s authorization of such grant which shall be notified to the Option Holder as soon as possible after that date.

(c)	The grant of an Approved Option shall be evidenced by the Company issuing an Approved Option agreement which shall be in the form of the Schedule attached hereto which sets out the terms and conditions not inconsistent with the rules of this Subplan on which the options are granted and may be exercised. No additional terms or conditions may be imposed without the prior approval of the Board of Inland Revenue.

5.	EXERCISE OF APPROVED OPTIONS

(a)	Approved Options may not be exercised in whole or in part at any time prior to the expiration of one year from the date of grant. Thereafter, Approved Options may be exercised at such time or times, which may or may not be conditional on the price of the Company’s Stock as quoted on the New York Stock Exchange reaching predetermined levels, as set out in the Approved Option agreement issued to the Option Holder under Rule 4(c).

(b)	Approved Options may not in any event be exercised later than the tenth anniversary of the date of grant.

(c)	Approved Options may not be exercised at any time when the option holder has, or has within the preceding 12 months, had a Material Interest in a close company being either the Company or a company which has Approved Control of the Company or is a member of a consortium which owns the Company.

(d)	An Approved Option shall be exercisable by notice in writing (in the form prescribed by the Committee) given by the Option Holder (or his personal representatives or the Company’s designated agent) to the Company (or its designated agent). The notice of exercise of the Approved Option shall

(i)	be accompanied by payment directly from the Option Holder in cleared funds for the aggregate of the Option Prices payable; or

(ii)	give details of payment arrangements with the Company’s designated agent, which arrangements shall have been approved in advance with the Inland Revenue.

(e)	Following exercise of the Approved Option in accordance with Rule 5(d) of this Subplan, Stock shall be allocated and issued within 30 days of exercise. Except for any rights determined by reference to a date preceding the date of allotment, such stock shall rank pari-passu with other Stock of the same class in issue at the date of allotment.

6.	TERMINATION OF EMPLOYMENT

(a)	In the event that the Option Holder’s employment terminates before the first anniversary of the date of grant, Approved Option shall be automatically cancelled upon the termination of the Option Holder’s employment. Where the employment terminates after the first anniversary of the date of grant, any Approved Option which cannot be exercised at the date of termination shall be automatically cancelled upon termination of the employment.

(b)	Subject to paragraph (c) and (d) below any Approved Option which can be exercised at the date of termination of the Option Holder’s employment must be exercised within 6 months of the date of termination of the employment subject to the discretion of the Committee which discretion must be exercised fairly and reasonably in favour of the Option Holder, to extend the period for exercise provided that Rule 5(b) of this Subplan is not breached.

(c)	Upon termination of the Option Holder’s employment for retirement on or after the Option Holder’s Normal Retirement Date under a pension plan sponsored by the Company or a Subsidiary or by reason of disability (as defined in such pension plan) or redundancy or by resignation of the Option Holder for any reason with the consent of the Committee the Approved Option shall remain fully exercisable for a period of thirty six months after the date of such termination subject to the discretion of the Committee which discretion must be exercised fairly and reasonably in favour of the Option Holder, to extend the period for exercise provided that Rule 5(b) of this Subplan is not breached.

(d)	In the event of the death of the Option Holder, whether before or after the termination of the Option Holder’s employment, the Approved Option shall be fully exercisable by the personal representative of the Option Holder for a period of 12 months from the date of the death of the Option Holder but in no event later than the expiration of the option under Rule 5(b) of this Subplan.

7.	OPTION PRICE

(a)	The price per share of Stock payable upon the exercise of an Approved Option shall not be less than 100% of the Market Value per share of Stock on the date such Approved Option is granted and shall be payable in cash or cheque in lawful money of the United States of America.

(b)	For the purposes of this Subplan the Market Value of the Stock shall be calculated to be the average of the highest and lowest value as reflected on the composite tape of New York Stock Exchange issued on the option grant date or on the next preceding day if such date was not a trading day.

8.	NON TRANSFERABILITY OF APPROVED OPTIONS

Approved Options granted under this Subplan shall not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution and during the lifetime of an Option Holder the option shall be exercised only by such an Option Holder or the option Holder’s guardian or legal representative.

9.	EXCHANGE OF APPROVED OPTIONS ON A TAKEOVER

(a)	If any company (“the Acquiring Company”) obtains Approved Control of the Company within the circumstances specified in paragraph 15(1) of Schedule 9 to the Taxes Act, any Option Holder may, by agreement with the Acquiring Company at any time within the period specified in paragraph 15(2) of that Schedule, release his Approved Option (“the Old Option”) in consideration of the grant to him of a new approved option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9 of the Taxes Act) but relates to shares in a different company (whether the Acquiring Company itself or another company within its group).

(b)	Where any New Options are granted pursuant to Rule 9(a) of this Subplan they shall be regarded for the purposes of the subsequent application of the provisions of this Subplan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:

(i)	save for the definitions of “Participating Company” in Rule 1 of this Subplan, references to “the Company” (including the definition in Rule 1 of this Subplan) shall be construed as being references to the Acquiring Company or such other company to whose shares the New Options relate; and

(ii)	references to “Stock” (including the definition in Rule 1 of this Subplan) shall be construed as being references to shares in the Acquiring Company or shares in such other company to which the New Options relate but references to Participating Company shall continue to be construed as if references to the Company were references to Coca Cola Enterprises Inc.

10.	VARIATION OF SHARE CAPITAL

In the event of any capitalization or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number of shares of stock subject to any Approved Option and the option price (as defined in Rule 7) for each of those shares of Stock shall be adjusted in such manner as the Auditors, after consultation with the Committee, confirm to be fair and reasonable provided that:

(a)	the aggregate amount payable on the exercise of an Approved Option in full is not increased;

(b)	the option price for the stock is not reduced below its nominal value;

(c)	no adjustment shall be made without the prior approval of the Board of Inland Revenue; and

(d)	following the adjustment the stock continues to satisfy the condition specified in paragraphs 10 to 14 inclusive of Schedule 9 of the Taxes Act.

11.	AMENDMENT OF THIS SUBPLAN

The Committee may not make any amendment to this Subplan or to the form of words used in the UK Approved Option agreement without first obtaining the approval of the Board of Inland Revenue.

Exhibit D

2001 Restricted Stock Award

TO :

DATE : January 2001

Coca-Cola Enterprises (the “Company”) has made an award of restricted stock in 2001 to certain key employees of the Company whose continued service should be rewarded and encouraged. We are pleased to advise you that you have been awarded              shares of restricted stock, subject to the terms and conditions explained below.

1.	RESTRICTED STOCK AWARD. A SHARE OF RESTRICTED STOCK IS AN ACTUAL SHARE OF COMMON STOCK OF THE COMPANY. THE STOCK CERTIFICATE FOR YOUR RESTRICTED STOCK AWARD WILL BE ISSUED IN YOUR NAME BUT HELD BY THE COMPANY. THE ACTUAL TRANSFER OF YOUR AWARD OF RESTRICTIVE STOCK IS CONTINGENT UPON, AND EFFECTIVE AS OF, THE DATE THAT YOU RETURN TO THE COMPANY A SIGNED COPY OF THE ENCLOSED STOCK POWER.

To effect the transfer of the shares of restricted stock for which you qualify, you must fax and then mail your signed Stock Power to:

Coca-Cola Enterprises Inc.

Attn: Susan Miller, Stock Plan Administrator

P.O. Box 723040

Atlanta, GA 31139-0040

(770) 989-3597

2.	OWNERSHIP RIGHTS. AS OF THE DATE THIS RESTRICTIVE STOCK AWARD IS TRANSFERRED TO YOU, YOU WILL HAVE THE RIGHTS OF OWNERSHIP WITH RESPECT TO THE SHARES, EXCEPT SUCH SHARES CANNOT BE SOLD, PLEDGED OR TRANSFERRED UNTIL THE RESTRICTIONS ARE REMOVED, AND THEY ARE SUBJECT TO FORFEITURE, AS DESCRIBED IN THIS AWARD DOCUMENT. YOU ARE ENTITLED TO VOTE SHARES OF RESTRICTED STOCK AND TO RECEIVE ANY DIVIDENDS PAID ON SUCH SHARES. (YOU SHOULD CONTACT SHARE OWNER RELATIONS AT (770) 989-3796 IF YOU WISH TO HAVE THESE DIVIDENDS APPLIED TO PURCHASE ADDITIONAL SHARES OF THE COMPANY’S STOCK THROUGH THE COMPANY’S DIVIDEND REINVESTMENT PLAN.)

3.	Vesting. In order for restricted shares of stock to vest, the restrictive legend on the share certificate must be removed. At that time, you will have all the privileges of ownership and the stock certificate(s) will be delivered to you. Restrictions will be removed from one-hundred percent (100%) of this award at the earliest to occur of:

a.	January 2, 2005, four years from the date the award was authorized, if you are continuously employed by the Company or and Affiliated Company until that date, or

b.	Your death or disability.

4.	Effects of Termination on Unvested Restricted Stock. One-hundred percent (100%) of this award will be forfeited if it is not vested, in accordance with item 2, before or upon your termination of employment.

5.	Definitions. For purposes of this award of restricted stock:

a.	“Disability” shall be determined according to the definition of “disability,” in effect at the time of the determination, in the Coca-Cola Enterprises Inc. Employees’ Pension Plan.

b.	For purposes of this award, your employment with the Company will not be considered terminated if you become immediately employed by The Coca-Cola Company or any company or business entity in which The Coca-Cola Company or the Company owns, directly or indirectly, 20% or more of the voting stock or capital and the Company agrees to such subsequent employment. Termination from such subsequent employment, however, shall be deemed termination from the Company, with the terms of this Agreement applicable thereto, unless you become immediately reemployed with the Company or another affiliated company.

6.	Tax Obligations. The information provided in Exhibit 2 summarizes the tax consequences associated with the transfer of restricted stock. As you will wish to consider these tax rules in conjunction with your own financial situation, the Company recommends that you consult your financial advisor about tax rules.

The Company may retain custody of your shares of stock until such payments or arrangements are made to pay, or may deduct from any payment of any kind otherwise due you, an amount equal to the amount required by law to be withheld from your income and remitted to the appropriate tax authorities.

EXHIBITS

1.	2001 Restricted Stock Award Plan

2.	Federal Income Tax Consequences, ERISA, Restrictions on Resales of Stock and Incorporation by Reference, Pertaining to Restricted Stock.

ENCLOSURES

1.	Stock Power

2.	Section 83(b) Election Form and Instructions

Exhibit E

COCA-COLA ENTERPRISES INC.

2004 STOCK AWARD PLAN

(As Amended Effective December 31, 2008)

1. Purpose. The purpose of this 2004 Stock Award Plan (the “Plan”) is to assist Coca-Cola Enterprises Inc. (the “Company”), and its Subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its Subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareowners, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareowner value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1, above:

(a) “Award” means any Option, SAR, Restricted Stock, and Deferred Stock Units granted under this Plan.

(b) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) . If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Company’s Board of Directors.

(d) “Change in Control” means the occurrence of any of the circumstances described below in subparagraphs (i) through (iv):

(i) If any “person”, except for:

the Company or any Subsidiary of the Company;

a trustee or other entity holding securities under any employee benefit plan of the Company or any Subsidiary of the Company; and

The Coca-Cola Company, but only to the extent of its “current ownership”

is or becomes the “beneficial owner” directly or indirectly, of securities of the Company representing more than 20% of the combined total voting power of the Company’s then-outstanding securities.

As used in this definition of “change in control”

“person” is used as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended);

“beneficial owner” is used as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (as amended), and

“current ownership” of The Coca-Cola Company means that entity’s direct and indirect beneficial ownership of no more than an aggregate of 168,956,718 shares of the Company’s common stock (including shares of the Company’s common stock issuable upon the exercise, exchange or conversion of securities exercisable or exchangeable for, or convertible into, shares of the Company’s common stock), the aggregate number being subject to adjustment for subsequent stock splits or dividends payable in stock that are applicable to all shares of the Company’s common stock.

(ii) If during any period of two consecutive years,

the individuals constituting the Board of Directors of the Company at the beginning of the two-year period; and any new Director – except for a director designated by a person who has entered into an agreement with the Company to effect a “change in control” described in (a), (c) or (d) – whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the Directors then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board.

(iii) If the shareowners of the Company approve a merger, consolidation or share exchange with any other “person”, other than:

a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or being converted into voting securities of either

(A) the surviving entity or

(B) another entity that owns, directly or indirectly, the entire voting interest in the surviving entity (the “parent”))

more than 50% of the voting power of the voting securities of the Company or the surviving entity (or its “parent”) outstanding immediately after such event; or

a merger or consolidation effected to implement a recapitalization of the Company in which no “person” acquires more than 30% of the combined voting power of the Company’s then-outstanding securities;

then, a “change in control” shall have occurred immediately prior to such merger, consolidation or share exchange.

(iv) The shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means not less than two members of the Governance and Compensation Committee of the Board, each of whom shall be (i) a “disinterested director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “disinterested directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m).

(g) “Covered Employee” shall have the same meaning as “Covered Employee” under Code Section 162(m) and regulations thereunder.

(h) “Deferred Stock Unit” means a right, granted to a Participant under Section 6(e), to receive Stock, cash or a combination at the end of a specified deferral period.

(i) “Dividend Equivalents” means an amount credited under a Participant’s Deferred Stock Unit Award, which amount is equal to the dividends paid on the Stock, determined as if the Deferred Stock Unit were shares of Stock on the record date of any such dividend.

(j) “Interest Credit” means an amount credited under a Participant’s Deferred Stock Award, which amount is based on the annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant calendar year or portion of the calendar year.

(k) “Effective Date” means May 1, 2004, subject to the approval of the shareowners of the Company.

(l) “Eligible Person” means directors, Executive Officers, other officers and employees of the Company or of any Subsidiary, as well as other persons providing key services to the Company or a Subsidiary.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(o) “Fair Market Value” means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the determination is made, or on the next preceding day if such date was not a trading day, as reported on the New York Stock Exchange Composite Listing reflecting composite trading as of 4:00 p.m., Eastern Time on the trading day.

(p) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(q) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(r) “Performance Award” means an Award, or the right to receive an Award, granted to a Eligible Person under Section 8, which such Award or right shall be subject to the performance criteria specified by the Committee.

(s) “Restricted Stock” means Stock granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(t) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

(u) “Stock” means shares of common stock, $1 par value, of the Company.

(v) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(w) “Subsidiary” means any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital or profits interest at the time of the granting of an Award under this Plan.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareowners, Participants, Beneficiaries, transferees under Section 10(a) or other persons claiming rights from or through a Participant.

(b) Limitation of Liability. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(b), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 30,900,000; provided, however, that the total number of shares of Stock with respect to Awards of Options and SARs shall not exceed 24,000,000; and provided, further that the total number of shares of Stock with respect to Awards of Restricted Stock and Deferred Stock Units shall not exceed 6,900,000. The Stock shall be made available from authorized and unissued shares or from Stock held by the Company in its treasury.

Effective April 24, 2007 and subject to adjustment as provided in Section 10(b), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 9,900,000. The Stock shall be made available from authorized and unissued shares or from Stock held by the Company in its treasury.

(b) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan that is expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Award.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(b), no Eligible Person may be granted Options and SARs under this Plan that, considered together, relate to more than 4,800,000 shares of Stock, and no Eligible Person may be granted Restricted Stock and Deferred Stock Units under this Plan that, considered together, relate to more than 1,380,000 shares of Stock.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6.

(i) The Committee also may impose on any Award or the exercise, at the date of grant or thereafter (subject to Section 10(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.

(ii) The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is imposed in the Award agreement, provided, however, that the Committee shall not have the discretion to accelerate or defer payment with respect to any Award that is subject to Code Section 409A if the exercise of such discretion would violate Code Section 409A.

(iii) Any Award or the value of any Award made under this Plan may, subject to any requirements of applicable law or regulation and in the Committee’s sole discretion, be converted into Deferred Stock Units and subject to Section 6(e) below, provided, however, such conversion shall not be permitted with respect to any Award that is subject to Code Section 409A, nor shall such conversion be permitted if such conversion would violate Code Section 409A.

(iv) Notwithstanding anything in this Plan to the contrary, an Option or SAR shall not be granted to an Eligible Person unless the Stock would constitute “service recipient stock” within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii) with respect to such Eligible Person.

(b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. Awards of Options may contain such provisions as the Committee shall determine appropriate, including provisions related to the vesting of the Option, the times at which, or the circumstances under which, an Option may be exercised, and the methods by which such exercise price may be paid or deemed to be paid.

(iii) Duration of Options. Awards will contain a provision stating the duration of an Option, which duration may not exceed 10 years from the date of grant.

(iv) Options Granted to International Participants. Options granted an Eligible Person who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with the provisions of this Plan or may be granted under such supplemental documents, as required or appropriate under such country’s laws.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise t, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, which payment may be satisfied by delivery of cash or Stock.

(ii) Other Terms. The Committee shall determine the terms and conditions of any SAR, including but not limited to, the times at which and the circumstances under which a SAR may be exercised, the method of exercise, the method of settlement, the method by which Stock, if any, will be delivered or deemed to be delivered to Participants.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.

(ii) Right as Shareowner. Except to the extent limited under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareowner, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to applicable restrictions, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Deferred Stock Unit Credit. A Deferred Stock Unit shall be recorded in a bookkeeping reserve maintained by the Company as equivalent to the Fair Market Value of a share of the Company’s common stock on the date of grant, unless otherwise determined by the Company.

(ii) Grant and Restrictions. A Deferred Stock Unit shall be subject to such risk of forfeiture and other conditions as the Committee may impose, which restrictions may lapse, or conditions be satisfied, separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant.

(iii) Dividend Equivalents and Interest Credits. As specified in the Award agreement, Dividend Equivalents and/or Interest Credits related to a Deferred Stock Unit may also be credited on behalf of a Participant and/or converted to additional Deferred Stock Units.

(iv) Settlement of Deferred Stock Units and Related Interests. Deferred Stock Units represent the right to receive Stock, cash, or a combination at the end of a specified deferral period, as specified in the Award agreement or pursuant to the Committee’s determination.

7. Certain Other Provisions Applicable to Awards.

(a) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years.

(b) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(c) Cancellation of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

(i) Noncompetition. A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s shareowners, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(ii) Confidentiality. A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company that is acquired by the Participant either during or after employment with the Company.

(iii) Intellectual Property. A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

8. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees and Certain Eligible Persons. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, as defined by the Committee, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total shareowner return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) Fair Market Value of shares of the Company’s common stock; (2) operating profit; (3) sales volume of the Company’s products; (4) earnings per share; (5) revenues; (6) cash flow; (7) cash flow return on investment; (8) return on assets, return on investment, return on capital, return on equity; (9) economic value added; (10) operating margin; (11) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, Sections 8(b), (c) and (d), shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control. In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 8(a).

(b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a).

(c) Limitations on Company in Event of a Change in Control. In the event of a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

10. General Provisions.

(a) Limits on Transferability; Beneficiaries. Except as otherwise provided in this Section 10(a), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(i) Transferability of Options. Unless otherwise specified in the Award, an Option may be transferred pursuant to a domestic relations order issued by a court of competent jurisdiction or to an immediate family member of the Participant under such terms and conditions as may be determined, from time to time, by the Committee. An “immediate family member” is defined as the Participant’s spouse, child, grandchild, parent or a trust established for the benefit of such family members. With respect to any Option transferred pursuant to this Section 10(a)(i), any such Option shall be exercisable only by the designated transferee or the designated transferee’s legal representative.

(ii) Transferability of Deferred Stock Units. A Participant may designate one or more Beneficiaries to receive his or her interest under the Plan that is related to Deferred Stock Units in the event of his or her death.

(iii) Beneficiaries and Transferees Subject to Terms of Award. Any Beneficiary or transferee, or other person claiming any rights under the Plan from or through any Participant, shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. Effective February 8, 2007, in the event of a material corporate transaction described therein which results in existing holders of the Company’s common stock holding stock that differ in kind, character or amount from the Company common stock previously held by them, the Committee shall provide such adjustments or substitutions with respect to the plan and to awards granted thereunder as are necessary and appropriate to prevent each holder of outstanding awards from experiencing a significant increase or decrease, solely by reason of such transaction: (a) in the case of stock options or similar awards, in the holder’s then existing spread value (i.e., the difference between the exercise price of the award and the fair market value of the related common stock) and, (b) in the case of restricted stock, restricted stock units, deferred stock units, or similar full value Awards, in the then existing fair market value (disregarding restrictions based on future service) of the holder’s awards. The actions required by the preceding sentence shall in no event be interpreted to result in adjustments or substitutions greater than those needed to provide parity of treatment between the holders of such awards and holders of common stock of the Company, and may include without limitation the adjustments and actions described in Section 10(b) of the Plan.

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals related thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Performance Awards made under Section 8(b) to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(c) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Company under U.S. Generally Accepted Accounting Principles.

(d) Changes to the Plan and Awards. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareowners or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareowners not later than the annual meeting next following such Board action if such shareowner approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareowners for approval. Notwithstanding the foregoing, no such action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award, without the consent of an affected Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(e) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) except as provided in Section 6(d)(ii), conferring on a Participant any of the rights of a shareowner of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Georgia law, without giving effect to principles of conflicts of laws, and applicable federal law.

(i) Code Section 409A. This Plan and the Awards are generally not intended to be subject to Code Section 409A. To the extent this Plan or Awards are subject to Section 409A, the Plan and Awards are intended to comply with Code Section 409A and shall be interpreted and operated accordingly. If this Plan or any Award is subject to Code Section 409A, the Committee reserves the authority to amend this Plan or any Award as necessary to comply with Code Section 409A or to ensure that Code Section 409A does not apply to the Plan or the Award.

Rules For Coca Cola Enterprises Inc.

Deferred Stock Units in France

1.	Introduction.

The Board of Directors (the “Board”) of Coca Cola Enterprises Inc. (the “Company”) has established the 2004 Stock Award Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its Subsidiaries, including its French subsidiary(ies) of which the Company holds directly or indirectly at least 10% of the share capital (the “French Entities”).

Section 3(a) of the U.S. Plan specifically authorizes the Committee of the Board of Directors of the Company (the “Committee”) to determine the terms and conditions of, and all other matters relating to, Awards (including deferred stock units granted in France) as the Committee deems appropriate and to make all other decisions and determinations with respect to the grant of Awards. The Committee has determined that it is appropriate to establish a sub-plan for the purposes of permitting Deferred Stock Units to qualify for favorable French tax and social security treatment. The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting deferred stock units which qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under the Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes (the “French Participants”). The terms of the U.S. Plan, as set out in Appendix 1 hereto, shall, subject to the following rules, constitute the Rules for Deferred Stock Units in France under the Coca Cola Enterprises Inc. 2004 Stock Award Plan (the “French DSU Plan”).

Under the French DSU Plan, the qualifying employees will be granted only deferred stock units as defined in Section 2 hereunder. The grant of Deferred Stock Units is authorized under the Article 6(e) of the U.S. Plan. The provisions of Articles 6(b), (c) and (d) of the U.S. Plan permitting the grant of Options, Stock Appreciation Rights, and Restricted Stock are not applicable to grants made under this French DSU Plan.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a)	Deferred Stock Unit.

The term “Deferred Stock Units” shall mean a promise by the Company to a future issuance of a certain number of shares of Stock of the Company without any requirement to any payment, even of the par value of the shares of Stock, granted to the French Participants and subject to specific terms and conditions. Deferred Stock Units granted under this French DSU Plan shall be payable only in shares of Stock.

(b)	Grant Date.

The term “Grant Date” shall be the date on which the Committee both (1) designates the French Participant and (2) specifies the terms and conditions of the Deferred Stock Units, including the number of shares of Stock to be issued at a future date following the lapse of restriction (on the Vesting Date as defined below), the conditions for the vesting of the Deferred Stock Units, the conditions for the issuance of the shares of Stock underlying the Deferred Stock Units by the Company, if any, and the conditions of the transferability of the shares of Stocks once issued.

(c)	Vesting Date.

The term “Vesting Date” shall mean the date on which the shares of Stock underlying the Deferred Stock Units are issued to the French Participant. In order to qualify for the French favorable tax and social security regime, such Vesting Date specified by the Committee shall not occur prior to the second anniversary of the Grant Date, as required by the vesting period applicable to French qualified restricted stock awards under Section L. 225-197-1 of the French Commercial Code, as amended.

(d)	Closed Period.

The term “Closed Period” means:

(i) Ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company;

(ii) The period as from the date the corporate management entities (involved in the governance of the company, such as the Board, Committee, supervisory directorate…) of the Company have been disclosed information which could, if disclosed to the public, significantly impact the quotation of the Share of the Company, until ten quotation days after the day such information is disclosed to the public.

3.	Entitlement to Participate.

(a) Subject to Section 3(c) below, any French Participant who, on the Grant Date of the Deferred Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) or who is a corporate officer of a French Entity, shall be eligible to receive Deferred Stock Units under the French DSU Plan, provided that he or she also satisfies the eligibility conditions of Section 2(l) of the U.S. Plan.

(b) Deferred Stock Units may not be issued to corporate officers of the French Entities, other than the managing directors (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is an employee of a French Entity as defined by French law.

(c) Deferred Stock Units may not be issued under the French DSU Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of the French Entities.

4.	Conditions of the Deferred Stock Units.

(a)	Grant of Deferred Stock Units.

Since Shares of the Company are traded on a regulated market, Deferred Stock Units shall not be granted to French Participants in France during the Closed Period, to the extent such Closed Period are applicable to the Deferred Stock Units under French law.

(b)	Vesting of Deferred Stock Units.

The first Vesting Date of the Deferred Stock Units shall not occur prior to the second anniversary of the Grant Date and according to the Vesting Date as defined under Section 2 above or other later date that the Committee could provide. However, notwithstanding the above, in the event of the death of a French Participant, all of his or her outstanding Deferred Stock Units shall vest and shares underlying Deferred Stock Units shall be issued as set forth in Section 7 of the French DSU Plan.

(c)	Holding of Shares.

The French Participant is not authorized to transfer the shares issued pursuant to the Deferred Stock Units until at least the second anniversary of the Vesting Date or other later date determined by the Committee in compliance with the minimum mandatory holding period provided for by Section L. 225-197-1 of the French Commercial Code, even if the French Participant is no longer an employee or corporate officer of a French Entity.

In addition to the restriction on the sale of the shares of Stock issued to the French Participants in the preceding paragraph, said shares may not be sold during certain closed periods (set forth in Section 8 of this French DSU Plan) to the extent such Closed Periods are applicable to Shares underlying French qualified Deferred Stock Units under French law.

(d)	French Participant’s Account.

The Stock issued to the French Participant shall be recorded in an account in the name of the French Participant with the Company or a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable restrictions provided by law.

5.	Non-transferability of Deferred Stock Units.

Deferred Stock Units may not be transferred to any third party and Stock will only be issued to the French Participant, except in the event of the French Participant’s death.

6.	Adjustments and Change in Control.

In the event of adjustment or a Change in Control, adjustment to the terms and conditions of the Deferred Stock Units or underlying shares of Stock may be made in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules, unless otherwise provided for by the Committee at its discretion. Adjustments that would violate applicable French rules may result in the disqualification of the Deferred Stock Units for the French favorable tax and social security regime.

7.	Death.

In the event of the death of a French Participant, all Deferred Stock Units held by the French Participant at the time of death (whether vested or unvested at the time of death) shall become immediately vested. The Company shall issue the underlying shares of Stock to the French Participant’s heirs, at their request, within six months following the death of the French Participant. Notwithstanding the foregoing, the French Participant’s heirs must comply with the restriction on the sale of shares of Stock set forth in Section 4(b) to the extent as applicable under French rules.

8.	Dividends Equivalent.

Dividend equivalents shall not accrue or be paid to the French participants.

9.	Interpretation.

It is intended that Deferred Stock Units granted under the French DSU Plan shall qualify for the favorable tax and social security treatment applicable to Deferred Stock Units granted under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of the French DSU Plan shall be interpreted accordingly and in accordance with the relevant Guidelines published by French tax and social security administrations and subject to the fulfilment of legal, tax and reporting obligations, if any applicable. However, certain corporate transactions or certain modifications to the Deferred Stock Units may impact the qualification of the Deferred Stock Units and underlying shares of Stock for the favourable regime in France.

11.	Employment Rights.

The adoption of this French DSU Plan shall not confer upon the French Participants, or any employees of a French Subsidiary, any employment rights and shall not be construed as part of any employment contracts that a French Subsidiary has with its employees.

12	Effective Date.

The French DSU Plan is effective as of July 25, 2005.

Exhibit F

COCA-COLA ENTERPRISES INC.

2007 INCENTIVE AWARD PLAN

(As Amended February 15, 2010)

1. Purpose. The purpose of this 2007 Incentive Award Plan (the “Plan”) is to assist Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Company and/or its Subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareowners, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareowner value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1, above:

(a) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, and Cash Incentive Award granted under this Plan.

(b) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Company’s Board of Directors.

(d) “Cash Incentive Award” means a Performance Award granted to a Participant under Section 6(f).

(e) “Cause” means (i) willful or gross misconduct by a Participant that is materially detrimental to the Company or a Subsidiary, (ii) acts of personal dishonesty or fraud by a Participant toward the Company or a Subsidiary, or (iii) the Participant’s conviction of a felony, except for a conviction related to vicarious liability based solely on his position with the Company or a Subsidiary, provided that the Participant had no involvement in actions leading to such liability or had acted upon the advice of the Company’s or a Subsidiary’s counsel.

(f) “Change in Control” means the occurrence of any of the circumstances described below in subparagraphs (i) through (iv)

(i) If any “person” (except for the Company or any Subsidiary, a trustee or other entity holding securities under any employee benefit plan of the Company or any Subsidiary, or The Coca-Cola Company, but only to the extent of its “Current Ownership”) is or becomes the “beneficial owner” directly or indirectly, of securities of the Company representing more than 20% of the combined total voting power of the Company’s then-outstanding securities.

As used in this definition of Change in Control, “person” is used as defined in Sections 13(d) and 14(d) of the Exchange Act; “beneficial owner” is used as defined in Rule 13d-3 of the Exchange Act; and “Current Ownership” of The Coca-Cola Company means that entity’s direct and indirect beneficial ownership of no more than an aggregate of 168,956,718 shares of the Company’s Stock (including shares of the Company’s Stock issuable upon the exercise, exchange or conversion of securities exercisable or exchangeable for, or convertible into, shares of the Company’s Stock), the aggregate number being subject to adjustment for subsequent stock splits or dividends payable in stock that are applicable to all shares of the Company’s Stock. For the avoidance of doubt, a change in the current ownership of The Coca-Cola Company (an “Ownership Change”) shall have occurred upon that entity’s becoming the beneficial owner of any additional shares of the Company’s Stock, except for

(A)	the beneficial ownership of such shares occurring by reason of the adjustments described in the preceding sentence,

(B)	the beneficial ownership of shares owned by another entity (not exceeding 0.10 percent of the Company’s then-outstanding Stock) upon that entity’s being acquired by The Coca-Cola Company or a Subsidiary, provided that such shares are disposed of by The Coca-Cola Company or its Subsidiary to an unrelated third party within 30 days of their being acquired, provided, however, that if the disposition has not occurred within the 30-day period, the Ownership Change shall be deemed to have occurred when the beneficial ownership was first acquired; and

(C)	the beneficial ownership of the Company’s Stock acquired with the prior consent of the Affiliated Transaction Committee of the Board,

so that upon such Ownership Change, the entire beneficial ownership of The Coca-Cola Company shall be considered in determining whether The Coca-Cola Company is the beneficial owner directly or indirectly of securities of the Company representing more than 20% of the total combined voting power of the Company’s then-outstanding securities.

(ii) If during any period of two consecutive years, the individuals constituting the Board at the beginning of the two-year period (and any new director, except for a director designated by a person who has entered into an agreement with the Company to effect a Change in Control described in clause (i), (iii) or (iv), whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board.

(iii) Upon the consummation of a merger, consolidation or share exchange with any other “person,” other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or being converted into voting securities of either (I) the surviving entity or (II) another entity that owns, directly or indirectly, the entire voting interest in the surviving entity (the “parent”)) more than 50% of the voting power of the voting securities of the Company or the surviving entity (or its parent) outstanding immediately after such event, or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no “person” acquires more than 30% of the combined voting power of the Company’s then-outstanding securities.

(iv) If the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means not less than two members of the Human Resources and Compensation Committee of the Board, each of whom shall be (i) a “disinterested director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “disinterested directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code Section 162(m).

(i) “Covered Employee” shall have the same meaning as “Covered Employee” under Code Section 162(m) and regulations thereunder.

(j) “Dividend Equivalents” means an amount credited under a Participant’s Restricted Stock Unit Award, which amount is equal to the dividends paid on the Stock, determined as if the Restricted Stock Unit were a share of Stock on the record date of any such dividend.

(k) “Eligible Person” means directors, Executive Officers, other officers and employees of the Company or of any Subsidiary, as well as other persons providing key services to the Company or a Subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(n) “Fair Market Value” means the fair market value of Stock or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock on the date for which the determination is made, or on the next preceding day if such date was not a trading day, as reported on the New York Stock Exchange Composite Listing reflecting composite trading as of 4:00 p.m., Eastern Time on the trading day.

(o) “Good Reason” means (unless otherwise specified in the Award or other relevant agreement) the Participant’s (i) material demotion or material diminution of duties, responsibilities and authority; (ii) material reduction in both base salary and annual incentive opportunities (except for reductions in annual incentive opportunities due to individual performance adjustments); or (iii) assignment to a position requiring relocation of more than 50 miles from the Participant’s primary workplace (i.e., the Company’s corporate headquarters or other location, as applicable), provided that (a) the Participant does not consent to such event, (b) the Participant has given written notice to the Company within 60 days of the date on which the circumstances giving rise to the event initially arise, (c) the Company has one month to remedy the matter, and (d) if the matter is not remedied, the Participant actually separates from service within two years after the initial existence of the circumstances giving rise to the event.

(p) “Interest Credit” means (unless otherwise specified in the Award or other relevant agreement), an amount credited under a Participant’s Restricted Stock Unit Award, which amount is based on the annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant calendar year or portion of the calendar year.

(q) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means an Award, or the right to receive an Award, granted to an Eligible Person under Section 8, which Award or right shall be subject to the performance criteria specified by the Committee.

(t) “Restricted Stock” means Stock granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(u) “Restricted Stock Unit” means a right, granted to a Participant under Section 6(e), to receive Stock, cash or a combination of the foregoing.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

(w) “Stock” means shares of common stock, $1 par value, of the Company.

(x) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(y) “Subsidiary” means any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital or profits interest at the time of the granting of an Award under this Plan.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that Awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareowners, Participants, Beneficiaries, transferees under Section 10(a) or other persons claiming rights from or through a Participant.

(b) Limitation of Liability. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or awards granted thereunder, and against all amounts paid by them in settlement (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(b), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 43,000,000. No more than 5,000,000 shares of Stock will be available for incentive stock options within the meaning of Code Section 422. The Stock shall be made available from authorized and unissued shares or from Stock held by the Company in its treasury.

(b) Availability of Shares Not Delivered Under Awards. Shares of Stock subject to an Award under the Plan that is expired, forfeited, settled in cash, withheld in settlement of the Participant’s tax liabilities or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan. Stock received by the Company in payment upon the exercise of an Option will not be the subject of a subsequent Award.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(b), the maximum number of shares of Stock with respect to which Options and SARs may be granted to any Eligible Person in any calendar year is 1,000,000 2,000,000 and the maximum number of Restricted Stock and Restricted Stock Units shall be 2,000,000. The maximum value of Cash Incentive Awards that can be earned in respect of any calendar year by any Eligible Person shall be $10,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6.

(i) The Committee also may impose on any Award or the exercise, at the date of grant or thereafter (subject to Sections 7(e) and 10(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award.

(ii) The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is imposed in the Award agreement, provided, however, that the Committee shall not have the discretion to accelerate or defer payment with respect to any Award that is subject to Code Section 409A if the exercise of such discretion would violate Code Section 409A.

(iii) Notwithstanding anything in this Plan to the contrary, an Option or SAR shall not be granted to an Eligible Person unless the Stock would constitute “service recipient stock” within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii) with respect to such Eligible Person.

(b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. Awards of Options may contain such provisions as the Committee shall determine appropriate, including provisions related to the vesting of the Option, the times at which, or the circumstances under which, an Option may be exercised, and the methods by which such exercise price may be paid or deemed to be paid.

(iii) Duration of Options. Awards will contain a provision stating the duration of an Option, which duration may not exceed 10 years from the date of grant.

(iv) Character of Options. Unless otherwise specified in the Award agreement, any Option issued shall be a non-statutory option.

(v) Options Granted to International Participants. Options granted to an Eligible Person who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with the provisions of this Plan or may be granted under such supplemental documents, as required or appropriate under such country’s laws.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, which payment may be satisfied by delivery of cash or Stock.

(ii) Other Terms. The Committee shall determine the terms and conditions of any SAR, including but not limited to, the times at which and the circumstances under which an SAR may be exercised, the method of exercise, the method of settlement, and the method by which Stock, if any, will be delivered or deemed to be delivered to Participants.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), and in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.

(ii) Right as Shareowner. Except to the extent limited under any Award agreement relating to Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareowner, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to applicable restrictions, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Restricted Stock Unit Award. A Restricted Stock Unit shall be recorded in a bookkeeping reserve maintained by the Company as equivalent to the Fair Market Value of a share of the Company’s Stock on the date of grant, unless otherwise determined by the Company.

(ii) Grant and Restrictions. A Restricted Stock Unit shall be subject to such risk of forfeiture and other conditions as the Committee may impose, which restrictions may lapse, or conditions be satisfied, separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), and in such installments or otherwise, as the Committee may determine at the date of grant.

(iii) Dividend Equivalents and Interest Credits. As specified in the Award agreement, Dividend Equivalents and/or Interest Credits related to a Restricted Stock Unit may also be credited on behalf of a Participant and/or converted to additional Restricted Stock Units.

(iv) Settlement of Restricted Stock Units and Related Interests. Restricted Stock Units represent the right to receive Stock, cash, or a combination at the end of a specified period, as specified in the Award agreement or pursuant to the Committee’s determination.

(f) Cash Incentive Awards. The Committee is authorized to grant Cash Incentive Awards to Participants subject to performance criteria in the manner described in Section 8.

7. Certain Other Provisions Applicable to Awards.

(a) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years.

(b) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(c) Cancellation of Awards. Notwithstanding any provision of Section 10(d), unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Repricing. The Committee will not take any action that constitutes “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted unless such action is approved by a majority of the shareholders.

8. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant, settlement or payment of any Award, and the timing of such grant, settlement or payment, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under Code Section 162(m). The Committee may in its discretion remove the performance conditions from a Performance Award other than a Performance Award granted under Section 8(b) to a Covered Employee.

(b) Performance Awards Granted to Covered Employees and Certain Eligible Persons. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation Section 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, as defined by the Committee, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total shareowner return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) Fair Market Value of shares of the Company’s Stock; (2) operating profit; (3) operating income; (4) sales volume of the Company’s products; (5) earnings per share; (6) revenues; (7) cash flow; (8) cash flow return on investment; (9) return on assets; (10) return on investment; (11) return on capital; (12) return on equity; (13) return on invested capital; (14) economic value added; (15) operating margin; (16) net income; (17) pretax earnings; (18) pretax earnings before interest; (19) depreciation and amortization; (20) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; and (21) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation Section 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, Sections 8(b), (c) and (d), shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control. If within 24 months after a Change in Control a Participant’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Participant for Good Reason, the following provisions shall apply unless otherwise provided in the Award agreement:

(a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of termination of employment and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to the termination of employment by the Participant.

(b) Restricted Stock and Restricted Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Restricted Stock Unit shall lapse and such Awards shall be deemed fully vested as of the time of the termination of employment, except to the extent of any waiver by the Participant.

(c) Limitations on Company in Event of a Change in Control. In the event of a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

10. General Provisions.

(a) Limits on Transferability; Beneficiaries. Except as otherwise provided in this Section 10(a), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant other than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

(i) Transferability of Options. Unless otherwise specified in the Award, an Option may be transferred pursuant to a domestic relations order issued by a court of competent jurisdiction or to an immediate family member of the Participant under such terms and conditions as may be determined, from time to time, by the Committee. An “immediate family member” is defined as the Participant’s spouse, child, grandchild, parent or a trust established for the benefit of such family members. With respect to any Option transferred pursuant to this Section 10(a)(i), any such Option shall be exercisable only by the designated transferee or the designated transferee’s legal representative.

(ii) Transferability of Restricted Stock Units. A Participant may designate one or more Beneficiaries to receive his or her interest under the Plan that is related to Restricted Stock Units in the event of his or her death.

(iii) Beneficiaries and Transferees Subject to Terms of Award. Any Beneficiary or transferee, or other person claiming any rights under the Plan from or through any Participant, shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event results in existing holders of Stock holding stock or other securities that differ in kind, character or amount from the Stock previously held by them, the Committee shall provide such adjustments or substitutions with respect to the Plan and to the Awards and to any prior plan and to awards granted thereunder as are necessary and appropriate to prevent each holder of outstanding Awards or awards issued under a prior plan from experiencing a significant increase or decrease, solely by reason of such transaction: (i) in the case of Options or similar Awards, in the holder’s then existing spread value (i.e., the difference between the exercise or grant price of the Award and the fair market value of the related Stock), (ii) in the case of Restricted Stock, Restricted Stock Units, or similar full-value Awards, in the then existing fair market value (disregarding restrictions based on future service) of the holder’s Awards and, (iii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5. The actions required by the foregoing shall in no event be interpreted to result in adjustments or substitutions greater than those needed to provide parity of treatment between the holders of such Awards and holders of Stock. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals related thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Performance Awards made under Section 8(b) to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(c) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Company under U.S. Generally Accepted Accounting Principles.

(d) Changes to the Plan and Awards. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareowners or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareowners not later than the annual meeting next following such Board action if such shareowner approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareowners for approval. Notwithstanding the foregoing, no such action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award, without the consent of an affected Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(e) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants or employees, or (iv) except as provided in Section 6(d)(ii), conferring on a Participant any of the rights of a shareowner of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Georgia law, without giving effect to principles of conflicts of laws, and applicable federal law.

(i) Code Section 409A. This Plan and the Awards are generally not intended to be subject to Code Section 409A. To the extent this Plan or the Awards are subject to Section 409A, the Plan and Awards are intended to comply with Code Section 409A and shall be interpreted and operated accordingly. Notwithstanding any provision of Section 10(d), if this Plan or any Award is subject to Code Section 409A, the Committee reserves the authority to amend this Plan or any Award as necessary to comply with Code Section 409A or to ensure that Code Section 409A does not apply to the Plan or the Award.

Coca-Cola Enterprises Inc.

2007 Incentive Award Plan

French Sub-Plan for Restricted Stock Units

1.	Introduction.

The Board of Directors (the “Board”) of Coca-Cola Enterprises, Inc. (the “Company”) has established the Coca-Cola Enterprises, Inc. 2007 Incentive Award Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its affiliated companies, including its French subsidiary(ies) (each, a “French Entity”), of which the Company holds directly or indirectly at least 10% of the share capital.

Section 3(a) of the U.S. Plan authorizes the Board or a committee designated by the Board (the “Committee”) to determine the terms and conditions of, and all other matters relating to, Awards (including Restricted Stock Units granted in France) as the Committee deems appropriate and to make all other decisions and determinations with respect to the grant of Awards.

The Committee has determined that it is appropriate to establish a sub-plan for the purpose of permitting Restricted Stock Units granted to employees of a French Entity to qualify for the favorable tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting Restricted Stock Units which qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under the Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended (“French-Qualified Restricted Stock Units”), to qualifying employees in France who are resident in France for French tax purposes and/or subject to the French social security regime (“French Participants”).

The terms of the U.S. Plan applicable to Restricted Stock Units, as set out in Appendix 1 hereto, shall, subject to the modifications set forth in this French Sub-Plan for Restricted Stock Units (the “French RSU Sub-Plan”), constitute the terms applicable for the grant of Restricted Stock Units to employees in France.

Under the French RSU Sub-Plan, the qualifying employees will be granted Restricted Stock Units only as defined in Section 2(d) below. The provisions of Section 6(b), (c), (d) and (f) of the U.S. Plan permitting the grant of stock options, stock appreciation rights, restricted stock and cash incentive awards are not applicable to grants made under this French RSU Sub-Plan. The grant of Restricted Stock Units is authorized under Section 6(e) of the U.S. Plan.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a)	Closed Period.

The term “Closed Period” shall mean a closed period as set forth by Section L. 225-197-1 of the French Commercial Code, as amended, which is as follows:

(i) Ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii) The period as from the date the corporate management of the Company (involved in the governance of the company, such as the Board, Committee, supervisory directorate, etc.) has been disclosed information which could, if disclosed to the public, significantly impact the trading price of the Company’s Stock, until ten quotation days after the day such information is disclosed to the public.

(b)	Disability.

The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(c)	Grant Date.

The term “Grant Date” shall be the date on which the Committee both (1) designates the French Participant, and (2) specifies the terms and conditions of the Restricted Stock Units, including the number of shares of Stock to be issued at a future date, the conditions for the vesting of the Restricted Stock Units, the conditions for the issuance of the shares of Stock underlying the Restricted Stock Units by the Company, if any, and the conditions for the transferability of the shares of Stock once issued, if any.

(d)	Restricted Stock Unit.

The term “Restricted Stock Unit” shall mean a promise by the Company to issue to the holder of the Restricted Stock Unit at a specified future date at no consideration a certain number of shares of Stock for each Restricted Stock Unit granted to a French Participant and to which dividend and voting rights will not apply until shares are issued on the Vesting Date.

(e)	Vesting Date.

The term “Vesting Date” shall mean the date on which the shares of Stock underlying the Restricted Stock Units are issued to the French Participant. Such Vesting Date or Vesting Dates shall be set forth in the Restricted Stock Unit Agreement for Employees in France (the “RSU Agreement”), however, no such date may occur prior to the expiration of a two-year period as calculated from the Grant Date or such other period as is required to comply with the minimum mandatory period applicable to French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended.

3.	Entitlement to Participate.

(a) Subject to Section 3(c) below, any French Participant who, on the Grant Date of the Restricted Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) or who serves as the Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions of a French Entity, shall, at the discretion of the Committee, be eligible to receive Restricted Stock Units under this French RSU Sub-Plan, provided that he or she also satisfies the eligibility conditions of Sections 2(l) and 5 of the U.S. Plan.

(b) French-Qualified Restricted Stock Units may not be issued to a corporate officer of a French Entity, other than an individual serving as the Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions, unless the corporate officer is an employee of a French Entity, as defined by French law.

(c) French-Qualified Restricted Stock Units may not be issued under this French RSU Sub-Plan to employees owning more than ten percent (10%) of the Company’s share capital or to individuals other than French Participants.

4.	Conditions of the Restricted Stock Units.

(a)	Vesting of Restricted Stock Units.

No Restricted Stock Unit shall vest unless the holder of the Restricted Stock Unit is an employee of the Company or any French Entity on the Vesting Date. The first Vesting Date of French-Qualified Restricted Stock Units shall not occur prior to the expiration of a two-year period as calculated from the Grant Date, or such other period as is required to comply with the minimum vesting period applicable to French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended. However, notwithstanding the above, in the event of the death of a French Participant, all of his or her outstanding Restricted Stock Units shall vest and shares of Stock underlying Restricted Stock Units shall be issued as set forth in Section 8 of the French RSU Sub-Plan.

(b)	Holding and Transfer of Shares Issued Upon Conversion of French-Qualified Restricted Stock Units.

The transfer of shares issued pursuant to the French-Qualified Restricted Stock Units may not occur prior to the expiration of a two-year period as calculated from the Vesting Date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, or the relevant Sections of the French Tax Code or the French Social Security Code, as amended, even if the French Participant is no longer an employee or corporate officer of a French Entity.

In addition, the shares of Stock issued pursuant to French-Qualified Restricted Stock Units may not be sold during certain Closed Periods as provided for by Section L. 225-197-1 of the French Commercial Code as amended, and as interpreted by the French administrative guidelines, as long as such Closed Periods are applicable to the sale or transfer of shares of Stock subject to French-qualified Restricted Stock Units.

Further, the Committee may set a holding period for a specific percentage of the shares of Stock underlying the French-Qualified Restricted Stock Units for a French Participant who holds one of the following positions at the Grant Date: Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions . Any such restriction will be set forth in the RSU Agreement.

5.	French Participant’s Account.

The Stock issued to the French Participant pursuant to the French-Qualified Restricted Stock Units shall be recorded and held in an account in the name of the French Participant with the Company, the transfer agent for the Company’s Stock or a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable French law, including any necessary holding periods.

6.	Non-Transferability of Restricted Stock Units.

Notwithstanding Section 10(a) of the U.S. Plan, Restricted Stock Units granted to French Participants may not be transferred to any third party, other than by will or by the applicable laws of descent and distribution. In addition, the Restricted Stock Units will vest only to the benefit of the French Participants during the lifetime of the French Participants.

7.	Adjustments and Change in Control.

In the event of Change in Control as set forth in Sections 2(f) and 9 of the U.S. Plan or an adjustment as set forth in Section 10(b) of the U.S. Plan, adjustments to the terms and conditions of the French-Qualified Restricted Stock Units or underlying shares of Stock may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Committee, at its discretion, may decide to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Restricted Stock Units may no longer qualify for the favorable tax and social security regime in France.

8.	Death and Disability.

In the event of the death of a French Participant, all Restricted Stock Units held by the French Participant at the time of death shall become immediately transferable to the French Participant’s heirs. The Company shall issue the underlying shares of Stock to the French Participant’s heirs, at their request, if such request occurs, within six months following the death of the French Participant, as provided in the RSU Agreement.

If a French Participant’s employment with the Company or French Entity terminates by reason of his or her death or Disability (as defined herein), the French Participant or the French Participant’s heirs, as applicable, shall not be subject to the restriction on the transfer of Stock set forth in Section 4(b).

9.	Disqualification of French-Qualified Restricted Stock Units.

If the Restricted Stock Units are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French RSU Sub-Plan, the Restricted Stock Units may no longer qualify as French-Qualified Restricted Stock Units. If the Restricted Stock Units no longer qualify as French-Qualified Restricted Stock Units, the Committee may, provided it is authorized to do so under the U.S. Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of shares of Stock which may have been imposed under this French RSU Sub-Plan or in the RSU Agreement representing the Restricted Stock Units. In the event that any Restricted Stock Units no longer qualify as French-Qualified Restricted Stock Units, the holder of such Restricted Stock Units shall be ultimately liable and responsible for all taxes and/or social security contributions that he or she is legally required to pay in connection with such Restricted Stock Units.

10.	Interpretation.

It is intended that Restricted Stock Units granted under this French RSU Sub-Plan shall qualify for the favorable tax and social security treatment applicable to Restricted Stock Units granted under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, although the Company does not undertake or represent that such qualified status will be maintained. The terms of this French RSU Sub-Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax and reporting obligations, if applicable.

11.	Settlement of Restricted Stock Units.

Notwithstanding any provision of the U.S. Plan, no dividend equivalents or other payments will be made in respect of the Restricted Stock Units prior to the vesting of the Restricted Stock Units and the Restricted Stock Units will be settled in shares of Stock only and will not be settled in cash.

12.	Employment Rights.

The adoption of this French RSU Sub-Plan shall not confer upon the French Participants, or any employees of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

13.	Effective Date.

The French RSU Sub-Plan is effective as of October 23, 2007.

Coca-Cola Enterprises, Inc.

2001 Stock Option Plan

French Sub-Plan for Options

1.	Introduction.

The Board of Directors (the “Board”) of Coca-Cola Enterprises, Inc. (the “Company”) has established the Coca-Cola Enterprises, Inc. 2001 Stock Option Plan (the “U.S. Plan”) for the benefit of certain employees of the Company and its affiliated companies, including its French subsidiary(ies) (each, a “French Entity”), of which the Company holds directly or indirectly at least 10% of the share capital.

Section 2 of the U.S. Plan authorizes a compensation committee designated by the Board (the “Committee”) to determine the terms and conditions of Options (including Options granted in France) and to establish such rules and regulations for the proper administration of the U.S. Plan as it deems necessary or advisable. Further, Section 4(e) of the U.S. Plan provides for the grant of Options to optionees subject to the laws of a country other than the United States that contain terms and conditions inconsistent with provisions of the U.S. Plan or granted under such supplemental documents, as required or appropriate under such country’s laws.

The Committee has determined that it is appropriate to establish a sub-plan for the purpose of permitting Options granted to employees of a French Entity to qualify for the favorable tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting Options which qualify for the favorable tax and social security treatment in France applicable to stock options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended (“French-Qualified Options”), to qualifying employees in France who are resident in France for French tax purposes and/or subject to the French social security regime (“French Participants”).

The terms of the U.S. Plan applicable to Options, as set out in Appendix 1 hereto, shall, subject to the modifications set forth in this French Sub-Plan for Options (the “French Option Sub-Plan”), constitute the terms applicable for the grant of Options to employees in France.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a)	Closed Period.

The term “Closed Period” shall mean a closed period as set forth by Section L. 225-177 of the French Commercial Code, as amended:

(i) Ten (10) quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii) The period as from the date the corporate management of the Company (involved in the governance of the company, such as the Board, Committee, supervisory directorate, etc.) has been disclosed information which could, if disclosed to the public, significantly impact the trading price of the Company’s Stock, until ten (10) quotation days after the day such information is disclosed to the public.

(b)	Disability.

The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(c)	Forced Retirement.

The term “Forced Retirement” shall mean forced retirement as determined under Section L. 122-14-13 of the French Labor Code and subject to the fulfillment of related conditions.

(d)	Grant Date.

The term “Grant Date” shall be the date on which the Committee both (1) designates the French Participant, and (2) specifies the terms and conditions of the Options, including the number of Options to be granted, the conditions for the vesting of the Options, the conditions for the exercise of the Options and the conditions for the transferability of the shares of Stock once issued, if any, and the exercise price.

(e)	Option.

In addition to the definition used in the U.S. Plan, the term “Option” shall mean rights to acquire Stock in the Company repurchased by the Company prior to the date on which the Options become exercisable (i.e., purchase Options) or rights to purchase newly issued Stock (i.e., subscription Options).

(f)	Vesting Date.

The term “Vesting Date” shall mean the date on which a French Participant’s right to all or a portion of the shares of Stock subject to an Option granted under the French Option Sub-Plan becomes non-forfeitable. Such Vesting Date or Vesting Dates shall be set forth in the Option Agreement for Employees in France (“Option Agreement”) in substantially the form approved by the Committee.

3.	Closed Period.

French-Qualified Options may not be granted during a Closed Period as set forth by Section L. 225-177 of the French Commercial Code, as amended, to the extent such Closed Periods are applicable to French-Qualified Options granted by the Company. If the Grant Date were to occur during an applicable Closed Period, the Grant Date for Qualified Options shall be the first date following the expiration of the Closed Period which would not be a prohibited Grant Date or the next immediately succeeding trading day if such date was not a trading day.

4.	Entitlement to Participate.

(a) Subject to Section 4(c) below, any French Participant who, on the Grant Date of the Options and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) or who serves as the Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions of a French Entity, shall, at the discretion of the Committee, be eligible to receive Options under this French Option Sub-Plan, provided that he or she also satisfies the eligibility conditions of Section 4 of the U.S. Plan.

(b) French-Qualified Options may not be issued to a corporate officer of a French Entity, other than an individual serving as the Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions, unless the corporate officer is an employee of a French Entity, as defined by French law.

(c) French-Qualified Options may not be issued under this French Sub-Plan to employees owning more than ten percent (10%) of the Company’s share capital or to individuals other than French Participants.

5.	Modifications to Grant Terms.

Notwithstanding any provision in the U.S. Plan, the exercise price and number of shares of Stock underlying the Options shall not be modified after the Grant Date, except as provided in Section 8 of this French Option Sub-Plan, or as otherwise authorized by French law. To the extent that modifications are not limited to those described in Section 8 or otherwise authorized by French law, such modification may result in the Options no longer qualifying for favorable income tax and social security treatment under French law.

6.	Conditions for the Grant and Exercise of the Options and Sale of Shares.

(a)	Vesting and Exercisability.

The Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, the French Option Sub-Plan and under the Option Agreement delivered to each French Participant.

(b)	Exercise Price.

The exercise price per share of Stock payable pursuant to Options issued hereunder shall be fixed by the Committee on the date the Option is granted and in no event shall the exercise price per share of Stock be less than the greater of:

(i) with respect to purchase stock options over the Stock, the higher of either 95% of the average of the closing prices of such Stock during the twenty (20) trading days immediately preceding the Grant Date or 95% of the average purchase price paid for such Stock by the Company;

(ii) with respect to subscription stock options over the Stock, 95% of the average of the closing prices of such Stock during the twenty (20) trading days immediately preceding the Grant Date; and

(iii) the minimum exercise price permitted under the U.S. Plan.

(c)	Exercise of an Option.

Upon exercise of an Option, the full exercise price will be paid either in cash, by check or by credit transfer, exclusive of any other method of payment. Under a cashless exercise program, the French Participant may give irrevocable instructions to a broker to properly deliver the exercise price to the Company. No delivery, surrender or attestation to the ownership of previously owned Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price may be used to pay the exercise price.

The Stock acquired upon exercise of an Option may be recorded and held in an account in the name of the French Participant with the Company, the transfer agent for the Company’s stock or a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law, including any necessary holding periods.

(d)	Holding Period.

To obtain the favorable tax and social security treatment in France, the French Participant shall not sell or transfer Stock acquired upon exercise of an Option before the expiration of the applicable holding period for French-Qualified Options set forth by Section 163 bis C of the French Tax Code, as amended, except as provided in this French Option Sub-Plan or as otherwise in keeping with French law. To prevent the French Participant from selling the Stock subject to the Option before the expiration of the applicable holding period, the Committee may, in its discretion, restrict the vesting and/or exercisability of the Option and/or the sale or transfer of shares of Stock until the expiration of the applicable holding period, as set forth in the Option Agreement to be delivered to each French Participant. In any case, the restriction on the sale or transfer of Stock cannot exceed three years as from the date of the exercise of the Options. However, the French Participant may be permitted to sell the Stock subject to the Option before the expiration of the applicable holding period in the case of Forced Retirement, Disability, death or dismissal as defined in Section 91 ter of Exhibit II to the French Tax Code, as amended and as provided for in the Option Agreement to be delivered to the French Participant.

(e)	Corporate Officers.

The Committee may impose a specific holding period for the shares of Stock issued at exercise of the Options or a restriction on the exercise of Options for a French Participant who holds one of the following positions at the Grant Date: Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions. Any such restriction will be set forth in the Option Agreement.

7.	Non-Transferability of Options.

Notwithstanding Section 7 of the U.S. Plan, Options granted to French Participants may not be transferred to any third party, other than by will or by the applicable laws of descent and distribution. In addition, the Options are exercisable only by the French Participant during his or her lifetime.

8.	Adjustments and Change in Control.

Notwithstanding any provision in the U.S. Plan, adjustments to the Option exercise price and/or the number of shares of Stock subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of certain transactions by the Company listed under Section L. 225-181 of the French Commercial Code, as amended, a repurchase of Stock by the Company at a price higher than the stock quotation price on the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees.

In the event of Change in Control as set forth in the Option Agreement or an adjustment as set forth in Section 9 of the U.S. Plan, adjustments to the terms and conditions of the French-Qualified Options or underlying shares of Stock may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules.

Nevertheless, the Board or the Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Options may no longer qualify as French-Qualified Options.

9.	Death.

(a) In the event of the death of a French Participant while he or she is actively employed, all Options held by the French Participant at the time of death shall become immediately vested and may, for the six (6)-month period following the death, be exercised by the French Participant’s heirs. Any Option which remains unexercised shall expire six (6) months following the date of the French Participant’s death. The six (6)-month exercise period will apply without regard to the term of the French-Qualified Option as described in Section 14 of this French Option Sub-Plan. If a French Participant’s employment with the Company or any French Entity of the Company terminates by reason of his or her death, the French Participant’s heirs will not be subject to the restriction on the sale of shares set forth in Section 6(d).

(b) In the event of the death of a French Participant prior to the expiration of the Option term but after the termination of the French Participant’s employment, vested Options may be exercised by the French Participant’s only during the six (6)-month period following the Optionee’s death. The six (6)-month exercise period will apply without regard to the term of the French-Qualified Option as described in Section 14 of this French Option Sub-Plan.

10.	Disability, Forced Retirement or Dismissal.

(a) If a French Participant’s employment is terminated by reason of Disability, his or her Option will benefit from the favorable treatment of French-Qualified Options, irrespective of the date of sale of the shares of Stock.

(b) If a French Participant’s employment is terminated by reason of his or her Forced Retirement or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code and as construed by the French Tax Circulars and subject to the fulfillment of related conditions, his or her Option will benefit from the favorable treatment of French-Qualified Options, irrespective of the date of sale of the shares of Stock, only if exercised at least three months prior to the effective date of the Forced Retirement or three months prior to the receipt of the notice of dismissal by the French Participant and as provided for in Option Agreement to be delivered to the French Participant .

11.	Disqualification of French-Qualified Options.

If the Options are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Option Sub-Plan, the Options may no longer qualify for the favorable tax and social security regime in France. If the Options no longer qualify as French-Qualified Options, the Committee may, provided it is authorized to do so under the U.S. Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Options or the sale of shares of Stock which may have been imposed under this French Option Sub-Plan or in the Option Agreement. In the event that any Options no longer qualify as French-Qualified Options, the holder of such Options shall be ultimately liable and responsible for all taxes and/or social security contributions that he or she is legally required to pay in connection with such Options.

12.	Interpretation.

It is intended that Options granted under this French Option Sub-Plan will qualify for the favorable tax and social security treatment applicable to Options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, although the Company does not undertake or represent that such qualified status will be maintained. The terms of this French Option Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, the French tax and social security authorities, any relevant guidelines published by French tax and social security authorities and are subject to the fulfilment of certain legal, tax and reporting obligations, if applicable.

13.	Employment Rights.

The adoption of this French Option Sub-Plan shall not confer upon the French Participants or any employees of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

14.	Term of the Option.

The Option term will be as determined by the Committee at the Grant Date. The Option term will be extended only in the event of the death of a French Participant, but in no event will any French-Qualified Option be exercisable beyond six (6) months following the date of death of the French Participant.

15.	Amendments.

Subject to the terms of the U.S. Plan, the Committee retains the right to amend or terminate the French Option Sub-Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

16.	Effective Date.

The French Option Sub-Plan is effective as of October 23, 2007 and is amended as of October 29, 2008.